                                                                   EXHIBIT 10.33

                                     LEASE

                                    between

                                5TH MIDTOWN LLC,

                                    Landlord

                                      and

                          BUILD-A-BEAR WORKSHOP, INC.,

                                     Tenant

                                 July 21, 2004

                                   PREMISES:

                                565 Fifth Avenue
                               New York, New York

                                Table of Contents

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ARTICLE 1 Demise, Premises ................................................................................   1
ARTICLE 2 Term, Rents .....................................................................................   1
ARTICLE 3 Completion and Occupancy of the Demised Premises ................................................   4
ARTICLE 4 Use .............................................................................................   4
ARTICLE 5 Rent Adjustments ................................................................................   5
ARTICLE 6 Tenant's Changes ................................................................................   9
ARTICLE 7 Quiet Enjoyment..................................................................................  12
ARTICLE 8 Assignment And Subletting........................................................................  12
ARTICLE 9 Compliance with Laws And Requirements Of Public Authorities .....................................  18
ARTICLE 10 Insurance ......................................................................................  18
ARTICLE 11 Rules and Regulations...........................................................................  21
ARTICLE 12 Subordination, Notice To Lessors And Mortgagees.................................................  22
ARTICLE 13 Tenant's Property...............................................................................  23
ARTICLE 14 Repairs and Maintenance.........................................................................  24
ARTICLE 15 Electricity.....................................................................................  26
ARTICLE 16 Heat, Ventilation and Air-Conditioning..........................................................  27
ARTICLE 17 Services........................................................................................  27
ARTICLE 18 Access, Changes In Building Facilities, Name....................................................  28
ARTICLE 19 Tenant's Work ..................................................................................  29
ARTICLE 20 Non-Liability And Indemnification...............................................................  31
ARTICLE 21 Destruction Or Damage...........................................................................  32
ARTICLE 22 Eminent Domain..................................................................................  34
ARTICLE 23 Surrender.......................................................................................  35
ARTICLE 24 Conditions Of Limitation........................................................................  35
ARTICLE 25 Re-Entry By Landlord............................................................................  38
ARTICLE 26 Damages.........................................................................................  39
ARTICLE 27 Waivers.........................................................................................  41
ARTICLE 28 No Other Waivers or Modifications...............................................................  42
ARTICLE 29 Curing Tenant's Defaults, Additional Rent.......................................................  43
ARTICLE 30 Broker..........................................................................................  43
ARTICLE 31 Notices.........................................................................................  44
ARTICLE 32 Estoppel Certificate............................................................................  44
ARTICLE 33 No Other Representations, Construction, Governing Law, Consents.................................  45
ARTICLE 34 Parties Bound...................................................................................  46
ARTICLE 35 Certain Definitions And Construction............................................................  46
ARTICLE 36 Adjacent Excavation And Construction - Shoring..................................................  47
ARTICLE 37 Miscellaneous...................................................................................  47
ARTICLE 38 Security Deposit................................................................................  52
ARTICLE 39 Right of Termination............................................................................  54
ARTICLE 40 Shop Covenants..................................................................................  59
EXHIBIT A DESCRIPTION OF LAND..............................................................................   1

EXHIBIT B RENTAL PLAN......................................................................................   1

                                       i
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
EXHIBIT C RULES AND REGULATIONS............................................................................   1

EXHIBIT D DELETED PRIOR TO EXECUTION.......................................................................   1

EXHIBIT E DEFINITIONS......................................................................................   1

EXHIBIT F TENANT'S BUILDOUT STANDARD.......................................................................   1

                                      LEASE

            LEASE dated as of July 21, 2004 between 5TH MIDTOWN LLC, a New York limited liability company, having an office at 565 Fifth Avenue, New York, New York 10017 (hereinafter referred to as "Landlord") and BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation, having its principal office at 1954 Innerbelt Business Center Drive, St. Louis, MO 63114 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

                                   ARTICLE 1

                                DEMISE, PREMISES

      1.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 565 Fifth Avenue, in the Borough of Manhattan, City, County and State of New York (the "Building"), on the parcel of land more particularly described in Exhibit A (the "Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

      1.2 The premises hereby leased to Tenant is portions of the ground floor and basement of the Building, substantially as shown by diagonal markings on the rental plan annexed hereto and made a part hereof as Exhibit B. Said premises, together with all fixtures and equipment which at the commencement of this lease or during the Term (hereinafter defined) are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article
13), constitute and are hereinafter referred to as the "Demised Premises".

                                    ARTICLE 2

                                   TERM, RENTS

      2.1 The term ("Term") of this lease, for which the Demised Premises are hereby leased, shall commence on January 1, 2005 (the "Commencement Date") subject to postponement as provided in Section 37.17 hereof, and shall end at noon on June 30, 2015 (the "Expiration Date"), or shall end on such earlier date upon which the Term may expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law.

      2.2 The "rents" reserved under this lease, for the Term thereof, shall be and consist of:

            A. "fixed rent" at the following annual amounts:

                  i. $1,800,000.00 DOLLARS per annum during the period commencing on the Commencement Date (subject, however, to Section 2.8 hereof) and ending on the last day of the month preceding the month in which occurs on the last day of the month preceding the month in which occur the sixth (6th) anniversary of the Commencement Date; and

                  ii. $2,000,000.00 DOLLARS per annum during the period commencing on the first day of the month in which occurs the sixth (6th) anniversary of the Commencement Date and ending on the Expiration Date.

which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay, upon the execution and delivery of this lease by Tenant, the sum of $150,000.00, to be applied against the first rents becoming due under this lease); and

            B. "additional rent" consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent);

all to be paid to Landlord at its office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America, by check drawn on a bank or trust company whose principal office is located in St. Louis, Missouri, or such other city in the contiguous forty-eight (48) states, as is reasonably satisfactory to Landlord.

      2.3 Tenant shall pay the fixed rent and additional rent reserved herein promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever, except as expressly provided in this lease.

      2.4 If the Commencement Date or the date on which Tenant's obligation to commence rental payments occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

      2.5 If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

      2.6 No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this lease provided.

      2.7 In every case in which Tenant is required by the terms of this lease to pay to Landlord a sum of money and payment is not made within ten (10) days after the same shall become due, interest shall be payable on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid. Such interest shall be at an annual rate which shall be at Landlord's option, either (i) nine (9%) percent per annum or (ii) three (3) percentage points above the Base Rate (hereinafter defined), but in no event more than the highest rate of interest which at such time shall be permitted under the laws of the State of New York.

      2.8 Notwithstanding the provisions of Section 2.2 hereof, the fixed rent payable thereunder shall be abated for the one hundred eighty (180) day period commencing on the Commencement Date and ending one hundred seventy-nine (179) days thereafter.

                                    ARTICLE 3

                COMPLETION AND OCCUPANCY OF THE DEMISED PREMISES

      3.1 Tenant has made a thorough inspection of the Demised Premises and is thoroughly familiar with the condition of every part thereof. Tenant acknowledges that neither Landlord nor any agent, representative or employee of Landlord has made any representations or warranties whatsoever with respect to the Demised Premises except as may be expressly set forth herein. Tenant agrees to accept the Demised Premises "as is" in its condition on the Commencement Date. Landlord shall have no obligation to make any alterations, improvements or decorations to the Demised Premises in order to prepare the Demised Premises for Tenant's occupancy. The taking of occupancy of the whole or any part of the Demised Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of same and the Demised Premises so occupied were in good and satisfactory condition at the time such occupancy was taken.

                                    ARTICLE 4

                                       USE

      4.1 Tenant shall use and occupy the Demised Premises primarily for the display, assembly and sale of make-it-yourself plush bears, dolls and other toy animals as well as for the sale as an incident thereto of accessories related to such bears, dolls and other toy animals, including but not limited to clothes, books, cosmetics, shampoos, fragrances, jewelry, cards, giftwrap, stickers, candy and similar types of products related to bears, dolls and other toy animals. Tenant may display and sell linens, apparel and other items designed exclusively for Build-A-Bear Workshop and such other items related to its principal use as are sold in a majority of Tenant's other stores. Tenant may utilize a portion of the space not to exceed 20% of the usable area thereof to serve party-related foods and beverages (but no alcoholic beverages), and as an incident to its other operations, operate a photo studio for the taking of portrait photographs.

      4.2 If any governmental license or permit, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

      4.3 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

      4.4 Tenant shall not suffer or permit the use of any portion of the Demised Premises (a) for use by a foreign or domestic governmental office, agency, bureau or other governmental instrumentality, (b) for use by or as a school, travel agency, medical or dental office or an employment, placement or executive recruitment agency, or (c) for use by a banking or other lending institution, real estate brokerage office, or stock brokerage office.

      4.5 Tenant shall not commit any nuisance on the Demised Premises, or do or permit to be done anything which might result in the creation or commission of a nuisance on the Demised Premises, and Tenant shall not cause or permit to be caused or produced upon the Demised Premises, to permeate the same or to emanate therefrom, any unusual, noxious or objectionable smoke, gases, vapor, odors, noises or vibrations.

      4.6 Tenant agrees that the value of the demised premises and the reputation of Landlord will be seriously injured if the demised premises are used for any obscene or pornographic purposes or any sort of commercial sex establishment. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material in the demised premises, and shall not permit or conduct any obscene, nude, or semi-nude live performance on the demised premises, nor permit use of the demised premises for nude modeling, rap sessions, or as a so-called rubber goods shops, or as a sex club of any sort, or as a "massage parlor." Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the demised premises. This Section 4.6 shall directly bind any successors in interest to Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Section 4.6, such violation shall be deemed a breach of a substantial obligation of the terms of this Lease and objectionable conduct. Pornographic material is defined for purposes of this
Section 4.6 as any written or pictorial matter with prurient appeal or any objects or instrument that are primarily concerned with lewd or prurient sexual activities.

                                    ARTICLE 5

                                RENT ADJUSTMENTS

      5.1   For the purposes of this lease:

            A.    The term "Tenant's Tax Share" shall be deemed to mean 7.15%.

            B. "Landlord's Statement" shall mean an instrument containing a computation of additional rent due pursuant to the provisions of this Article 5 furnished by Landlord to Tenant.

            C. The term "Real Property" shall mean the Building and the Land and all easements, air rights, development rights and other appurtenances thereto.

            D. The term "Taxes" shall mean (i) all real estate taxes and assessments (special or otherwise), municipal, district and subdistrict taxes and impositions and any other governmental levies, impositions or charges of a similar or dissimilar nature, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, whether or not the same constitutes one or more tax lots, and (ii) any reasonable expenses (including consultants' and attorneys' fees and disbursements and experts' and other witness' fees) incurred by or on behalf of Landlord in protesting or contesting any of the foregoing or the assessed valuation of all or any part of the Real Property; but "Taxes" shall not include any interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, except for interest payable in connection with the installment payments of assessments pursuant to the next sentence. If by law, any assessment may be divided and paid in annual installments, then, provided the same is not prohibited under the terms of any superior lease or any superior mortgage (as such terms are defined in Section 12.1. hereof), for the purposes of this Article, (x) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law and (y) there shall be deemed included in Taxes for each Tax Year the annual installment of such assessment becoming payable during such Tax Year, together with interest payable during such Tax Year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time after the date hereof the methods of taxation prevailing at the date hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes and assessments now assessed, levied or imposed upon all or any part of the Real Property, there shall be assessed, levied or imposed (a) a tax, assessment, levy, capital levy or otherwise, or (b) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property or the value thereof and imposed upon Landlord, or (c) a license fee measured by the rents, or (d) a net income, franchise, "value added", or other tax assessment, levy, imposition, charge or license fee however described or imposed on the rents, then all such taxes, assessments, levies, impositions, charges or license fees, or the part thereof so measured or based, shall be deemed to be Taxes; provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated as if the Real Property were the only asset of Landlord.

            E. The term "Tax Year" shall mean the twelve (12) month period commencing July 1 of each year, or such other period of twelve (12) months as may be duly adopted as the fiscal year for real estate tax purposes in The City of New York.

            F. The term "Base Tax" shall mean the average of the Taxes for the Tax Years commencing July 1, 2004 and July 1, 2005. As used herein, the term "Base Tax Year" shall mean the Tax Year commencing July 1, 2004.

            G. The term "Tenant's Projected Share of Taxes" shall mean Tenant's Tax Payment (hereinafter defined), if any, payable by Tenant for the immediately prior Tax Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent, on the first day of each month, provided, however, that for the first Tax Year Landlord shall be entitled to receive a Tax Payment, Tenant's Projected Share of Taxes shall be as reasonably determined by Landlord.

      5.2   A.    Tenant shall pay as additional rent for each Tax Year, all or any portion of which shall be within the Term, a sum ("Tenant's Tax Payment") equal to Tenant's Tax Share of the amount by which the Taxes payable for such Tax Year exceed the Base Tax. Tenant's Tax Payment for each Tax Year shall be due and payable by Tenant in full within ten (10) days after receipt of a demand therefor from Landlord, based upon the most recent Landlord's Statement. If there shall be any increase or decrease in Taxes for any Tax Year, whether during or after such

Tax Year, Landlord shall furnish a revised Landlord's Statement for such Tax Year. If a Landlord's Statement is furnished to Tenant after the commencement of a Tax Year in respect of which such Landlord's Statement is rendered, Tenant shall, within fifteen (15) days after receipt of such statement, pay to Landlord the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year or in the event of any overpayment, Landlord shall either pay to Tenant, or, at Landlord's election, credit against subsequent payments under this
Section 5.2, the amount of Tenant's overpayment, provided that if the Term shall have expired or if the remaining payments under this Section 5.2 are insufficient to absorb the credit to which Tenant is entitled, Landlord shall pay the same or any applied portion of such credit to Tenant. If at any time after the date hereof, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to the holder of any superior mortgage or the lessor of any superior lease), in full or in monthly, quarterly or other installments on any date or dates other than as presently required, then upon notice thereof from Landlord, Tenant's Tax Payment shall be correspondingly accelerated or revised so that said Tenant's Tax Payment is due at least sixty (60) days prior to the date payments are due to the taxing authorities or the superior mortgagee or lessor. The benefit of any discount for any early payment or prepayment of Taxes and of any tax exemption or abatement relating to all or any part of the Real Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without subtracting such discount or taking into account any such exemption or abatement. Whenever so requested, but not more often than once a year, Landlord will furnish Tenant with a reproduced copy of the bill (or receipted bill) for Taxes for the current or next preceding Tax Year.

            B. Commencing with the first Tax Year Landlord shall be entitled to receive a Tenant's Tax Payment, Tenant shall pay to Landlord as additional rent for the then Tax Year (on account for the subsequent Tax Year), Tenant's Projected Share of Taxes. Upon each date that a Tenant's Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of this Section 5.2, Landlord shall apply the aggregate of the installments of Tenant's Projected Share of Taxes then on account with Landlord against the Tenant's Tax Payment or installment thereof then due from Tenant. In the event that such aggregate amount shall be insufficient to discharge such Tenant's Tax Payment or installment, Landlord shall so notify Tenant and the amount of Tenant's payment obligation with respect to such Tenant's Tax Payment or installment shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than the Tenant's Tax Payment or installment, Landlord shall promptly either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) permit Tenant to credit the amount of such excess against the next payment(s) of Tenant's Projected Share of Taxes due hereunder.

            C. If the real estate tax fiscal year of The City of New York shall be changed at any time after the date hereof, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 5.02. If the imposition or allocation of Taxes for any Tax Year is delayed for any reason, Tenant shall nevertheless continue to pay Tenant's Tax Payment then in effect subject to retroactive adjustment at such time as Taxes are imposed or allocated.

            D. Only Landlord shall have the right to institute tax reduction or other proceedings to reduce the Taxes or the assessed valuation of the Real Property. If Landlord shall receive a refund of Taxes for any Tax Year in respect of which Tenant has made a Tenant's Tax Payment, Landlord shall either repay to Tenant or, at Landlord's election, credit against subsequent payments due under this Section 5.2, provided that if the Term shall have expired or if the remaining payments under this Section 5.2 are insufficient to absorb the credit to which Tenant is entitled, Landlord shall pay the same or any applied portion of such credit to Tenant, Tenant's Tax Share of the refund after deducting from such refund the reasonable costs and expenses (including experts' and attorneys' fees) of obtaining such refund, but in no event to exceed Tenant's Tax Payment paid for the Tax Year in respect of which the refund is received. Nothing herein shall obligate Landlord to file any application or institute any such proceeding. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Real Property or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If the assessment for the Base Tax Year shall be reduced from the amount originally imposed after Landlord shall have rendered a Landlord's Statement to Tenant with respect to a Tax Year, the amount of the Tenant's Tax Payment shall be adjusted in accordance with such change and Tenant, on Landlord's demand, shall pay any increase in additional rent resulting from such adjustment.

            E. Tenant's Tax Payment and any credits with respect thereto as provided in this Section 5.2, shall be made as provided in this Section 5.2, regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever.

            F. If a Tax Year begins prior to the Commencement Date or ends after the Expiration Date or sooner termination of this lease (other than pursuant to Article 24), Tenant's Tax Payment with respect to such Tax Year shall be apportioned in the ratio of the number of days in such Tax Year occurring within the Term to the total number of days in such Tax Year. If there shall be a Tenant's Tax Payment payable with respect to the period commencing on the Commencement Date, such Tenant's Tax Payment shall not become due until Landlord shall have furnished a Landlord's Statement with respect thereto and in no event until after the Commencement Date.

      5.3 In the event of a termination of this lease, any additional rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement. In no event shall fixed rent ever be reduced by operation of Section 5.2. The rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the termination of this lease.

      5.4 Landlord's failure during the lease term to prepare and deliver any of the foregoing statements or bills, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have become due during the term of this lease. Tenant's liability for the amounts due under this Article shall survive the expiration of the Term.

      5.5 A. Landlord's failure to render Landlord's Statements with respect to any Tax Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect thereto or with respect to any subsequent Tax Year, nor shall the rendering of a Landlord's Statement prejudice Landlord's right to thereafter render a corrected Landlord's Statement for that Tax Year. Nothing herein contained shall restrict Landlord from issuing a Landlord's Statement at any time there is an increase in Taxes, during any Tax Year or any time thereafter.

            B. Each Landlord's Statement shall be conclusive and binding upon Tenant, and each of Landlord's estimates given pursuant to Section 5.2B shall be conclusively deemed to be a reasonable estimate, unless (i) within thirty (30) days after receipt of such Landlord's Statement or estimate, as the case may be, Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement or the reasonableness of such estimate, specifying the particular respects in which such Landlord's Statement is claimed to be incorrect or such estimate is claimed to be unreasonable, and (ii) if such dispute shall not be resolved within ninety (90) days after the giving of such Landlord's Statement or estimate, as the case may be, then either party may refer the matter or matters in dispute to Landlord's independent reputable certified public accountants and the decision of such accountants shall be conclusive and binding upon the parties. The fees and expenses of said accountants in determining such matter or matters shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountant shall apportion the fees and disbursements between the parties based upon the degree of success of each party). Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the applicable Landlord's Statement without prejudice to Tenant's position. If such dispute is ultimately determined in Tenant's favor, Landlord shall promptly after such determination pay to Tenant any amount so overpaid by Tenant.

                                    ARTICLE 6

                                TENANT'S CHANGES

      6.1 All renovations, material decorations, additions, installations, improvements and/or alterations of any kind or nature in the Demised Premises (hereinafter collectively referred to as "changes" and, as applied to changes provided for in this Article, "Tenant's Changes") shall require the prior written consent of Landlord in each instance. The following conditions shall apply to all Tenant's Changes:

            A. The outside appearance except for approved signage or the strength of the Building or of any of its structural parts shall not be affected;

            B. No part of the Building outside of the Demised Premises shall be affected;

            C. The proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected and the usage of such systems by Tenant shall not be increased;

            D. In performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Article and by the Rules and Regulations contained in Exhibit C;

            E. All materials, methods and processes used in the performance of Tenant's Changes shall conform to the standards of the Building;

            F. Before proceeding with any Tenant's Changes, Tenant will advise Landlord thereof and shall submit to Landlord proof reasonably satisfactory of the cost thereof; and

            G. Tenant's Changes shall be performed only by contractors and subcontractors approved by Landlord, including the sprinkler, security, life safety system, plumbing, electrical and other Building system subcontractors for the Building, and all engineering in connection with any Tenant's Changes shall be performed by an engineer approved by Landlord, such approval not to be unreasonably withheld, at Tenant's sole cost and expense.

      6.2 Before proceeding with any Tenant's Changes, Tenant shall submit to Landlord full plans and specifications and all changes and revisions thereto, for the work to be done for Landlord's approval (which approval as to any Tenant's Changes which Landlord shall have theretofore approved in accordance with Section 6.1 hereof, shall not, as to plans and specifications only, be unreasonably withheld) and Tenant shall, upon demand of Landlord, pay to Landlord the reasonable out-of-pocket costs incurred by Landlord for the review of such plans and specifications and all changes and revisions thereto by its architect, engineer and other consultants. Landlord may as a condition of its approval require Tenant to make revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord in an amount to cover the estimated cost of Tenant's General Contractors Costs to insure the completion of such changes in accordance with the provisions of this
Article 6. With respect to each Tenant's Changes (excluding the "Tenant's Work" (as such term is hereinafter defined in Section 19.01)) estimated to cost $5,000,00, Tenant shall pay to Landlord, as additional rent, within ten (10) days after demand, a fee equal to ten (10%) percent of the total cost of Tenant's Changes, including painting, plus an additional charge equal to ten (10%) percent of the sum of such cost and fee for indirect job costs, general conditions and coordination of the work performed in connection with such changes. Notwithstanding the preceding sentence, For so long as the Tenant is the named Tenant in this Lease (i.e. Build-a-Bear Workshop Inc.) the fee shall be reduced from 10% to 1%. Unless all of the conditions contained in this Article are fully satisfied, Landlord shall have the right, in Landlord's sole and absolute discretion, to withhold its consent to any Tenant's Changes.

      6.3   Intentionally Omitted.

      6.4 Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof from public authorities having jurisdiction thereover upon completion and shall furnish copies thereof to Landlord, and cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using new or like new materials and equipment at least equal in quality and class to the original installations in the Building. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon Landlord in the construction, maintenance or operation of the Building or any portion thereof. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building as set forth in Section 10.03. hereof, in which Landlord and its agents shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurance reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article 13), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like utility and equal value unless Landlord shall otherwise expressly consent in writing and Tenant shall, upon Landlord's request, deliver to Landlord, any such fixtures, equipment or property so removed. Upon the completion of Tenant's Changes, Tenant shall furnish to Landlord (i) a complete set of "as-built" plans and specifications and (ii) letters from Tenant's general contractor, architect and the Department of Buildings evidencing satisfactory completion of Tenant's Changes (commonly known as "job signoff tickets").

      6.5 Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and/or constituting part of the Demised Premises and against all costs, expense and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens by payment, bonding or otherwise, within thirty (30) days after (a) Landlord makes written demand therefor, or (b) Tenant receives actual or constructive notice thereof, whichever occurs earlier. If a lien is filed against Landlord, the Building or the Demised Premises in connection with any changes in or to the Demised Premises then, in addition to any other rights and remedies available to Landlord, Landlord may, after notice to Tenant of its intentions, take any action it deems necessary to discharge such lien including without limitation, payment to the claimant on whose behalf the lien was filed and the application of all or any part of any security deposited with Landlord hereunder to any costs incurred by Landlord in connection with the discharge of any lien. Tenant shall indemnify and hold Landlord harmless from and against all costs so incurred by Landlord without regard to any defense or offset that Tenant may have had against the claimant. Neither Landlord's curative action nor the reimbursement by Tenant shall cure Tenant's default in this regard.

      6.6 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 6 or any other provisions of this lease shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Real Property nor interference with the business of Landlord or any Tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its rights pursuant to the provisions of this Article 6 or any other provision of this lease, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this lease and pursuant to law, shall have the right to injunction without notice. With respect to Tenant's Changes, Tenant shall make all arrangements for, and pay all Landlord's established charges incurred in connection therewith, (or if Landlord does not have established charges therefor, then all of Landlord's reasonable out-of-pocket costs therefor) including, without limitation, electricity, air conditioning, standby and cooperating labor, physical protection measures, increased insurance, fire protection, security, carting, non-exclusive use of the freight elevator (after same has been placed in operation) and hoist elevator, if any, servicing the Demised Premises.

      6.7 Unless otherwise expressly provided in this lease, Tenant shall, at Tenant's expense, and as part of Tenant's Changes, perform all of the work in the entire Demised Premises necessary for Tenant's occupancy thereof, subject to the provisions of this lease. Tenant agrees that it will, prior to the commencement of any work in the Demised Premises, deliver to Landlord all policies of insurance required to be supplied to Landlord by Tenant pursuant to the terms of this lease.

      6.8 Tenant shall keep records of Tenant's Changes estimated to cost more than $5,000 and of the cost thereof. Tenant shall, within fifteen (15) days after completion of any such Tenant's Changes, furnish to Landlord copies of such records.

                                    ARTICLE 7

                                 QUIET ENJOYMENT

      7.1 So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 12, to the superior leases and the superior mortgages.

                                    ARTICLE 8

                            ASSIGNMENT AND SUBLETTING

      8.1 Tenant shall not (a) assign or otherwise transfer this lease or the term and estate hereby granted, (b) sublet the Demised Premises or any part thereof or allow the same to be used or occupied by others or in violation of Article 4, (c) mortgage, pledge or encumber this lease or the Demised Premises or any part thereof in any manner by reason of any act or omission on the part of Tenant, or (d) advertise, or authorize a broker to advertise, for a subtenant or an assignee, without, in each instance, obtaining the prior consent of Landlord, except as otherwise expressly provided in this Article 8. For purposes of this Article 8,
(i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant, or of a corporate subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this lease, or of such sublease, as the case may be, except that the transfer of the outstanding capital stock of any corporate tenant, or subtenant, shall be deemed not to include the sale of such stock by persons or parties, through the "over-the-counter market" or through any recognized stock exchange, other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, (ii) a takeover agreement shall be deemed a transfer of this lease, (iii) any person or legal representative of Tenant, to whom Tenant's interest under this lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 8, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant shall pay to Landlord on demand, as additional rent any costs incurred by Landlord to review a proposed assignment or subletting including reasonable attorneys' fees incurred by Landlord, and in addition, shall pay to Landlord with each request for its consent, a processing fee of $1,000.

      8.2   (a)   The provisions of Section 8.1 hereof shall not apply to
transactions with a corporation into or with which Tenant is merged or consolidated or with an entity to which substantially all of Tenant's assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby), and provided further, that the assignee has a net worth at least equal to or in excess of the networth of the assignor at the time of the assignment.

            (b) Notwithstanding anything to the contrary contained in Section 8.6, Landlord shall not have the rights described therein and Landlord shall not unreasonably withhold its consent if Tenant desires to assign this lease or sublease of all or a portion of the Demised Premises to an affiliate of Tenant, provided the use of the Demised Premises shall continue to be for the purpose permitted by Section 4.1 hereof. As used in this paragraph, the term "affiliate" shall mean an individual, partnership, corporation, unincorporated association or other entity controlling, controlled by (i.e., a subsidiary) or under common control with Tenant and for the purposes of the foregoing,"control" shall mean ownership of a majority of the legal and beneficial interest in such corporation or other entity, together with the ability to direct the management, affairs and operations thereof. Any transfer or cessation of control over any affiliate or subsidiary to which this lease is assigned or to which space is sublet (including by means of a transaction contemplated by paragraph (a) hereof) shall constitute an assignment of this lease to which all of the provisions of this Article 8 shall apply other than Tenant's rights contained in this Section 8.2. In the event that Tenant assigns this lease in accordance with this paragraph, the assignee of this lease shall execute an agreement of the type required to be executed by an assignee pursuant to Section 8.3 hereof.

      8.3 Any assignment or transfer, whether made with Landlord's consent as required by Section 8.1 or without Landlord's consent pursuant to Section 8.2, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume the obligations and performance of this lease and agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions hereof on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions Section 8.1 hereof shall, notwithstanding such an assignment or transfer, continue to be binding upon it in the future. Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent by Landlord from an assignee or transferee or any other party, Tenant shall remain fully and primarily liable for the payment of the fixed rent due and to become due under this lease and for the performance of all of the covenants, agreements, terms, provisions and conditions of this lease on the part of Tenant to be performed or observed.

      8.4 The liability of Tenant for the due performance by Tenant of the obligations on its part to be performed under this lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord with any immediate or remote successor by assignment or otherwise of Tenant, extending the time of or modifying any of the obligations contained in this lease, or by any waiver or failure of Landlord to enforce against such successor any of the obligations on Tenant's part to be performed under this lease, and Tenant shall continue liable hereunder. If any such agreement or modification entered into between Landlord and any such successor operates to increase the obligations of Tenant under this lease, the liability under this Section 8.4 of the tenant named in the lease or any of its successors in interest, (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge Tenant named in this lease and its successors in interest, no demand or notice of any default shall be required; Tenant and each of its successor in interest hereby expressly waives any such demand or notice.

      8.5 Landlord shall not unreasonably withhold or delay its consent to an assignment of this lease or a subletting of the whole Demised Premises for substantially the remainder of the term of this lease, provided:

            (a) Tenant shall furnish Landlord with the name and business address of the proposed subtenant or assignee, information with respect to the nature and character of the proposed subtenant's or assignee's business, or activities, such references and current audited financial information with respect to net worth, credit and financial responsibility as are reasonably satisfactory to Landlord, and an executed counterpart of the sublease or assignment agreement;

            (b) The proposed subtenant or assignee is a reputable party whose financial net worth, credit and financial responsibility is, considering the responsibilities involved, reasonably satisfactory to Landlord;

            (c) The nature and character of the proposed subtenant or assignee, its business or activities and intended use of the Demised Premises is confined to the use permitted in Section 4.1 hereof or to the sale of luxury women's apparel;

            (d) Each sublease shall specifically state that (i) it is subject to all the terms, covenants, agreements, provisions, and conditions of this lease, (ii) the subtenant, will not have the right to a further assignment thereof or sublease or assignment thereunder, or to allow the Demised Premises to be used by others, without the consent of Landlord in each instance;

            (e) Tenant shall have complied with the provisions in Section 8.6 and Landlord shall not have made any of the elections provided for in Section 8.6;

            (f) The subletting or assignment, as the case may be, does not contemplate a division of the Demised Premises; and

            (g) The proposed assignment shall be for a consideration which reflects the fair market value of the leasehold being assigned or the proposed subletting shall be at a rental rate which reflects the fair market rental value of the space being sublet taking into account all relevant conditions, including the fact that it is a sublease, the condition of the space and the length of the remaining term and in no event shall Tenant advertise or list with brokers at a lower rental rate than Landlord is charging for comparable space.

      8.6   (a)   Should Tenant agree to assign this lease, other than by an assignment contemplated by Section 8.2, Tenant shall as soon as that agreement is consummated, but no less than four (4) months prior to the effective date of the contemplated assignment, deliver to Landlord an executed counterpart of such agreement, and all ancillary agreements with the proposed assignee, and Landlord shall than have the right to elect, by notifying Tenant within 60 days of such delivery, to terminate this lease, as of such effective date as if it were the Expiration Date set forth in this lease.

            (b) Should Tenant agree to sublet the Demised Premises, other than by a sublease contemplated by Section 8.2, Tenant shall, as soon as that agreement is consummated, but no less than four (4) months prior to the effective date of the contemplated sublease, deliver to Landlord, an executed counterpart of the proposed sublease and all ancillary agreements with the proposed sublessee, and Landlord shall then have the right to elect, by notifying Tenant within sixty (60) days of such delivery, to terminate this lease as of such effective date.

            (c) If Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                  (i) in the case of an assignment, fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale of any of the foregoing other than leasehold improvements, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); and

                  (ii) in the case of a sublease, fifty (50%) percent of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's leasehold improvements, or less, in the case of the sale of any of foregoing other than leasehold improvements, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns).

The sums payable under this Section 11.06(c) shall be paid to Landlord as and when paid by the subtenant or assignee to Tenant. There shall first be deducted in the calculation of the amounts paid to Tenant pursuant to clause (i) hereof, or the excess pursuant to clause (ii) hereof, the following costs incurred by Tenant in connection with the proposed subletting or assignment, as the case may be (x) reasonable or usual brokerage fees paid to unaffiliated brokers; and (y) reasonable legal and advertising expenses.

      8.7 Landlord's consent to any sublease or assignment shall not be deemed or construed to modify, amend or affect the terms and provisions of this lease, or Tenant's obligations hereunder, which shall continue to apply to the occupants thereof, as if the sublease or assignment had not been made. Notwithstanding any assignment or sublease, Tenant shall remain fully liable for the payment of fixed annual rent and additional rents and for the other obligations of this lease on the part of Tenant to be performed or observed. In the event that Tenant defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any assignee, subtenant or other occupant of the Demised Premises and to apply the net amounts collected to the fixed rent and additional rent reserved herein, and the receipt of any such amounts by Landlord from an assignee or subtenant, or other occupant of the Demised Premises, shall not be deemed or construed as releasing Tenant from Tenant's obligations hereunder or the acceptance of that party as a direct tenant.

      8.8 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease, it is further agreed:

            A. no subletting shall be for a term ending later than one day prior to the Expiration Date of this lease;

            B. no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord; and

            C. each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease or by any previous prepayment of rent, (iv) be liable for any security deposited pursuant to this lease unless such security has actually been delivered to Landlord, or (v) be obligated to perform any work or to contribute to the cost of any work or improvements in the Demised Premises.

                                    ARTICLE 9

                            COMPLIANCE WITH LAWS AND
                       REQUIREMENTS OF PUBLIC AUTHORITIES

      9.1 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and at its expense shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (a) Tenant's use of the Demised Premises,
(b) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant, and/or (d) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from a cause or condition referred to in clauses (b), (c) or
(d) above. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises, but may, at its expense (and if necessary, in the name of but without expense to Tenant) contest the same.

                                   ARTICLE 10

                                   INSURANCE

      10.1 Tenant shall not do or suffer or permit anything to be done in or about the Demised Premises or the Building which would: (a) subject Landlord to any liability for injury to any person or property, (b) cause any increase in the insurance rates applicable to any policies of insurance carried by Landlord covering the Real Property, the Building or the rental income to be derived therefrom or the Building equipment or other property of Landlord, or cause insurance companies of good standing to refuse to insure the aforesaid interests of Landlord in amounts reasonably satisfactory to Landlord, (c) result in the cancellation of any policy of insurance or the assertion of any defense by the insurer to any claim under any policy of insurance maintained by or for the benefit of Landlord or (d) violate any insurance requirement.

      10.2 If, as the result of any failure by Tenant to comply with the terms of Section 10.01., the insurance rates applicable to any policy of insurance carried by Landlord covering the Real Property, the Building or the rental income to be derived therefrom or the Building equipment or other property of Landlord, shall be increased, Tenant agrees to pay Landlord, as additional rent, within ten (10) days after Landlord's demand therefor, the portion of the premiums for said insurance attributable to such higher rates. Tenant hereby indemnifies Landlord against all liability which Landlord may sustain in the event that any insurance carried by Landlord shall be canceled as a result of any failure by Tenant to comply with the terms of Section 10.01. A schedule or rule book issued by the Insurance Services Office or any other insurance rating organization having jurisdiction, or the rating procedures or rules of Landlord's insurance companies shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Demised Premises and the Building and the rental income to be derived therefrom.

      10.3  A.    Tenant shall secure and keep in full force and effect
throughout the Term, at Tenant's sole cost and expense, (i) Comprehensive General Liability Insurance, written on an occurrence basis, to afford protection in such amount as Landlord may determine and in no event less than Five Million ($5,000,000.00) Dollars combined single limit for personal and bodily injury and death arising therefrom and Broad Form property damage (including a "personal injury" endorsement covering claims arising out of false arrest, false imprisonment, defamation, libel and slander, wrongful eviction, discrimination and invasion of privacy without exclusion of coverage for claims of personal injury brought by employees, agents or contractors of an insured) arising out of any one occurrence in, upon, adjacent to or in connection with the Demised Premises or any part thereof, which insurance shall included coverage for contractual liability (including the matters set forth in Article 20 hereof), owner's protective liability, independent contractor's liability and completed operations liability; (ii) insurance upon the Premises Unit, Tenant's Property (as hereinafter defined), fixtures, furnishings and equipment, including Tenant's Changes, in an amount equal to the full replacement value thereof (including an "agreed amount" endorsement), including any increase in value resulting from increased costs, with coverage against such perils and casualties as are commonly included in "all risk" insurance policies (including breakage of glass within the Demised Premises, sprinkler leakage and collapse) and if commercially available at competitive rates, back-up of sewers and drains in the Demised Premises installed by or on behalf of Tenant (or anyone claiming under or through Tenant); (iii) Broad Form Boiler and Machinery Insurance on all air conditioning equipment, miscellaneous electrical apparatus, boilers and other pressure vessels or systems, whether fired or unfired, installed by Tenant (or by Landlord, at Tenant's expense) in or near the Demised Premises, either as part of the extended coverage insurance mentioned in clause (ii) of this Section or in amounts set up by Landlord, but in no event less than Two Million ($2,000,000.00) Dollars; (iv) during the course of construction of Tenant's Initial Work and any Tenant's Changes and until completion thereof, at Landlord's election, Commercial Property Insurance or Builder's Risk Insurance, on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interests of Landlord and Tenant in all work incorporated in the Building and all materials and equipment in or about the Demised Premises; (v) Workers' Compensation Insurance, as required by law and (vi) such other insurance in such amounts as Landlord may reasonably require from time to time. All such insurance shall contain only such "deductibles" as Landlord shall approve in writing, which approval shall not be unreasonably withheld if commercially reasonable. The minimum amounts of insurance required under this Section 10.03.A. shall not be construed to limit the extent of Tenant's liability under this lease. In addition, prior to any entry upon the Demised Premises by Tenant or any of Tenant's employees, agents or contractors, Tenant shall deliver or cause to be delivered to Landlord certificates evidencing that all insurance required hereunder is in full force and effect. Tenant shall have the right to insure and maintain the insurance coverages set forth in this Section under blanket insurance policies covering other premises occupied by Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this lease; provided that upon request, Tenant shall deliver to Landlord a certificate of Tenant's insurer evidencing the portion of such blanket insurance allocated to the Demised Premises.

            B. All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company in a financial size category of not less than XII and with general policy holders' ratings of not less than A, as rated in the most current available

"Best's" insurance reports, or the then equivalent thereof, and licensed to do business in New York State and authorized to issue such policies. All policies of insurance procured by Tenant shall contain endorsements providing that (i) such policies may not be reduced or canceled (including for non-payment of premium) or allowed to lapse with respect to Landlord or materially changed or amended except after thirty (30) days' prior notice from the insurance company to Landlord, sent by registered mail; and (ii) Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Landlord or any other party is or may be named as an insured. Duly executed certificates of insurance (including endorsements and evidence of the waivers of subrogation required pursuant to Section 10.04.) or, if required by Landlord, certified copies or duplicate originals of the original policies, together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord, on or before the Commencement Date. Each renewal or replacement of a policy shall be so deposited at least thirty (30) days prior to the expiration of such policy. Tenant shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Tenant under this lease, and all policies of insurance procured by Tenant shall be written as primary policies not contributing to or in excess of coverage that Landlord may carry.

            C. All insurance procured by Tenant under this Article 10 shall be issued in the names and for the benefit of Landlord (and each member thereof in the event Landlord is a partnership or joint venture) and Landlord's managing agent, each as an additional named insured (but only as to the Demised Premises), Tenant and, if Landlord requests, the superior mortgagee and/or lessor of a superior lease on the Land and/or the Building (but only as to the Demised Premises), as their respective interests may appear, and shall contain an endorsement that each of Landlord, Landlord's managing agent and such mortgagee or lessor, although named as an insured, nevertheless shall be entitled to recover under said policies for any loss or damages occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed or undisclosed) by reason of the negligence or tortious acts of Tenant, its servants, agents, employees and contractors. Landlord agrees that only Tenant shall be named a loss payee under Tenant's insurance policies covering Tenant's Property and Workers' Compensation.

      10.4 Each party shall include in each of its insurance policies covering loss, damage or destruction by fire or other casualty (insuring the Building and Landlord's property therein and the rental value thereof, in the case of Landlord, and insuring Tenant's Property and the fixtures required to be insured by Tenant pursuant to Section 10.03. and business interruption insurance in the case of Tenant) a waiver of the insurer's right of subrogation against the other party or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the insured waives before the casualty the right of recovery against any party responsible for a casualty covered by such policies, or (b) any other form of permission for the release of the other party. If such waiver, agreement or permission shall cease to be obtainable without additional charge, then if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, provided, however, that Tenant shall at no time be named a loss payee under any of Landlord's insurance policies. Notwithstanding the foregoing, any failure by Tenant as an additional insured promptly to endorse to the order of Landlord any instrument for the payment of money under a policy of which Landlord is the owner or original or primary insured shall be a default under this lease.

      10.5 Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the Term and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in Section 10.04. If, notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption), the other party is liable to the first party with respect thereto or is obligated under this lease to make replacement, repair or restoration or payment, then provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

      10.6  The waiver of subrogation or permission for release referred to in
Section 10.04. shall extend to the agents of each party and its and their employees and, in the case of Landlord, shall also apply to any superior mortgagee or holder of a superior lease of which Tenant has received written notice. The releases provided for in Section 10.05. shall likewise extend to such agents and employees, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Sections 10.04. or 10.05 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein except as otherwise required in this
Article 10. If Tenant shall fail to maintain insurance in effect as required in this Article 10, the release by Tenant set forth in Section 10.05. shall be in full force and effect to the same extent as if such required insurance (containing a waiver of subrogation) were in effect.

                                   ARTICLE 11

                              RULES AND REGULATIONS

      11.1 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit C and such changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises except as required by any governmental law, rule, regulation, ordinance or similar decree; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control.

      11.2 Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors.

However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

                                   ARTICLE 12

                 SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

      12.1 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage (or any of their respective successors in interest) may request to evidence subordination. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to this Article are sometimes referred to as "superior leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate are sometimes referred to as "superior mortgages". If, in connection with the obtaining, continuing or renewing of financing, a superior lessor or superior mortgagee or a prospective superior lessor or prospective superior mortgagee shall request reasonable modifications of this lease as a condition of such financing, Tenant will not unreasonably withhold its consent thereto, provided that such modifications do not materially and adversely either increase the obligations of Tenant hereunder or affect the rights of Tenant under this lease.

      12.2 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act of omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (b) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or superior lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

      12.3 If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the option and upon request of such party so succeeding to Landlord's rights (herein sometimes referred to as "successor landlord") and upon successor landlord's written agreement to accept Tenant's attornment and to recognize this lease, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that the successor landlord shall not:

            A. be liable for any previous act, omission or negligence of Landlord under this lease;

            B. be subject to any counterclaim, defense or offset not expressly provided for in this lease, which shall have theretofore accrued to Tenant against Landlord;

            C. be bound by any previous amendment or modification of this lease not expressly provided for in this lease, or by any previous prepayment of more than one month's fixed rent or additional rent, unless such amendment or modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease;

            D. be liable for any security deposited pursuant to this lease unless such security has actually been delivered to the successor landlord; and

            E. be obligated to perform any work or to contribute to the cost of any work or improvements in the Demised Premises.

                                   ARTICLE 13

                                TENANT'S PROPERTY

      13.1 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises, and any changes involving additions to the HVAC equipment and the Building security, life safety, plumbing, electrical and other systems, at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as expressly provided in this Article.

      13.2 All movable partitions, custom-made cabinet work, other business and trade fixtures, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, at no cost or expense to Landlord, and which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes referred to as "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by it at any time during the Term; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall repair to Landlord's reasonable satisfaction or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, and shall not be considered Tenant's Property.

      13.3 At or before the Expiration Date or the date of any earlier termination of this lease, or as promptly as practicable after such earlier termination date, Tenant at its expense, shall remove from the Demised Premises
(a) all of Tenant's Property (except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord), and (b) unless Landlord gives Tenant notice to the contrary, any non-Building standard or unusual changes (including, without limitation, interior staircases and raised flooring) (2) and Tenant shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease.

      13.4 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense, in such manner as Landlord may see fit.

                                   ARTICLE 14

                             REPAIRS AND MAINTENANCE

      14.1 Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein. Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (a) the performance or existence of Tenant's Changes, (b) the installation, use or operation of Tenant's Property in the Demised Premises,
(c) the moving of Tenant's Property in or out of the Demised Premises and the Building, or (d) the misuse or neglect of Tenant or any of its employees, agents, visitors, invitees or contractors; but Tenant shall not be responsible for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of performing any changes in and to the Demised Premises which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents or contractors, Tenant at its expense, shall replace all scratched, damaged or broken doors or other glass in or about the

------------
(2) Subject to Landlord's approval.

Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein.

      14.2 Landlord, at its expense, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises in good working order, condition and repair and shall make all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this lease.

      14.3  (a)   Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at times reasonably convenient to Tenant and otherwise in such manner as will not materially interfere with Tenant's use of the Demised Premises, provided however, the preceding shall not require Landlord to perform same after Tenant's business hours.

            (b) If as a result of any repair, alteration, modification, addition or improvement performed by Landlord in or to the Building, the Demised Premises or any of the Building systems, the Demised Premises shall become untenantable and Tenant shall actually discontinue occupancy thereof for the conduct of its business for a continuous period in excess of twenty (20) days, then beginning on the twenty-first (21st), day and continuing thereafter until the Demised Premises again become tenantable or such earlier date as Tenant resumes the conduct of its business therein, the fixed rent and additional rent payable pursuant to Article 5 hereof shall be abated.

      14.4 There is currently located within the Demised Premises an elevator providing service between the ground floor and basement portions of the Demised Premises. Under no circumstances shall Tenant remove, modify or alter such elevator and/or any of the systems comprising or serving the elevator or required for its operation without the Landlord's prior written approval, it being understood between the parties that Landlord intends for such elevator to remain in and serve the Demised Premises throughout the term of the lease. In that connection, Tenant shall be solely responsible for repair, maintenance and if necessary, replacement of the elevator at Tenant's sole cost and expense throughout the term. For the purpose of maintaining and repairing the elevator, Tenant shall contract in a manner reasonably satisfactory to Landlord for the maintenance and repair of the elevator and to that end shall engage the services of an elevator maintenance company reasonably satisfactory to Landlord, failing which Landlord may, at competitive rates (or at the same rates paid by Landlord for comparable service to its elevators) engage such maintenance company at Tenant's sole cost and expense which shall be payable from time to time by Tenant in accordance with invoices rendered by Landlord at Landlord's cost plus fifteen (15%) percent which Tenant shall pay as additional rent within thirty
(30) days after demand therefor. At the end of the term, such elevator shall be returned to Landlord in good condition and state of repair, ordinary wear and tear excluded.

                                   ARTICLE 15

                                   ELECTRICITY

      15.1  A.    Prior to the Commencement Date, risers, feeders and wiring will be installed in the Building so as to adequately supply electric service to the Demised Premises and the HVAC equipment serving the Demised Premises. A meter system or similar device will be furnished and installed by Landlord to measure the electricity consumed in the Demised Premises. In the event the connected load in the Demised Premises shall at any time or from time to time during the Term hereof exceed, or if Tenant shall desire connected load in excess of the connected load then allocated to the Demised Premises, then Tenant shall pay to Landlord, as additional rent, the then Building standard excess capacity charge (the "Excess Capacity Charge") for each occurrence of such excess capacity (over and above the wattage of any previous excess capacity for which Tenant has paid an Excess Capacity Charge).

            B. Tenant shall make all arrangements with the public utility company (the "Utility") for obtaining electricity directly from the Utility. Landlord will permit its electric feeders, risers and wiring serving the Demised Premises to be used by Tenant to the extent available and safely capable of being used for such purpose. Tenant shall be responsible to the Utility for the payment of all charges for electricity consumed by Tenant in the Demised Premises and all electric current used in the operation of the heating, ventilation and air-conditioning servicing the Demised Premises (including the Premises Unit, any supplemental air conditioning, fans and motors) shall be the obligation of Tenant.

            C. Landlord shall be obligated to pay no part of any costs required for Tenant's direct electric service. Interruption or curtailment of such direct service shall not constitute a constructive or partial eviction nor entitle Tenant to any compensation or abatement of rent. Landlord shall not in anywise be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur for such interruption or curtailment or if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

      15.2 Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring in the Building.

      15.3 Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system beyond that on Tenant's Plans, other than lamps, typewriters, personal computers and other small office machines which consume comparable amounts of electricity, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In no event shall Tenant use or install any fixtures, equipment or machines, the connected load use of which would exceed the electricity service allocated to the Demised Premises. All meters, panel boards, wiring and other equipment which may be required to obtain electricity from the Utility shall be maintained by Tenant at its expense, subject to the provisions of this lease. Tenant shall make no alterations or additions to the electrical equipment without the prior written consent of Landlord.

                                   ARTICLE 16

                     HEAT, VENTILATION AND AIR-CONDITIONING

      16.1 To the extent there are one or more air-conditioning units (collectively, the "Unit") located in and serving the Demised Premises, Tenant shall, at its expense, operate and maintain the Unit. Tenant's obligation to maintain the Unit shall include, but not be limited to, the periodic cleaning and/or replacement of filters, replacement of fuses and belts, the calibration of thermostats and all startup and shut down maintenance of the Unit. Such maintenance obligations shall be performed throughout the term of this Lease, on Tenant's behalf, by a reputable air conditioning maintenance company engaged by Tenant at its expense, and first approved by Landlord. In the event Tenant shall fail to engage an air conditioning maintenance company as aforesaid, Landlord may (but shall not be obligated to) perform such maintenance and/or engage an air conditioning service company at Tenant's expense to perform the aforesaid maintenance to the Unit, and Tenant shall pay on demand as additional rent hereunder all expenses incurred by Landlord in connection therewith. All electricity used in connection with the operation of the Unit shall be obtained by Tenant upon, and subject to, all of the terms, covenants and conditions contained in Article 15 hereof. The Unit currently utilizes condenser water from the Building condenser water system. Tenant shall pay for all condenser water required for the operation of the Unit at Landlord's usual charge therefor (currently $758 per ton per year), as the same may be increased from time to time. Such payments shall be as additional rent monthly or as otherwise required by Landlord in accordance with Landlord's invoices therefor. Tenant shall, at its sole cost and expense, perform any and all necessary repairs to, and cause any and all replacements of, the Unit. The existing Unit, and any replacements thereof or additional air conditioning units installed by Tenant during the term of this lease shall be and remain at all times the property of Landlord, and Tenant shall surrender the Unit and all such repairs and replacements to Landlord in good working order and condition on the Expiration Date.

                                   ARTICLE 17

                                    SERVICES

      17.1 Landlord shall supply reasonably adequate quantities of domestic hot and cold water to one or more points as currently located in the Demised Premises for ordinary drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose, Landlord, at

Tenant's expense, shall install meters to measure Tenant's consumption of water for such other purposes. Tenant shall pay for the quantities of water shown on such meters, at Landlord's cost thereof plus an administrative charge of ten (10%) percent, on the rendition of Landlord's bills therefor.

      17.2 Landlord reserves the right, without any liability to Tenant, except as otherwise expressly provided in this lease, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, or other systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control.

      17.3 Except as provided in this Article 17, Landlord shall not be responsible for the rendition of any services to Tenant or the Demised Premises, including electricity, heating, ventilation, air-conditioning, cleaning or elevator service.

                                   ARTICLE 18

                  ACCESS, CHANGES IN BUILDING FACILITIES, NAME

      18.1 All parts except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan and air-conditioning rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

      18.2 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the Demised Premises and where practicable, within the demising walls, bearing columns and ceilings of the Demised Premises.

      18.3 Landlord and Landlord's agents shall have the right, upon request (except in emergency under clause (b) hereof) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during reasonable hours, (a) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (b) for the purpose of making such repairs or changes in or to the Demised Premises or in or to its facilities, which Landlord may desire to make or as may be provided for by this lease or may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting or maintenance, without liability to Tenant, but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure.

      18.4 During the period of twenty-four (24) months prior to the Expiration Date Landlord may exhibit the Demised Premises to prospective tenants.

      18.5 Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and Land and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators and stairways thereof, as it may deem necessary or desirable.

      18.6 Landlord may adopt any name for the Building. Landlord reserves the right to change the name of the Building at any time. Tenant agrees not to refer to the Building by any name or address other than as designated by Landlord.

      18.7 For the purposes of this Article 18, the term "Landlord" shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 12.

                                   ARTICLE 19

                                  TENANT'S WORK

      19.1 (a) Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, and in a good and workmanlike manner, make and complete the work and installations in and to the Demised Premises set forth below in such manner so that the Demised Premises will be a first-class store for the purposes contemplated by Article 4 hereof, and in any event in a manner befitting the quality and character of the Building.

            (b) Tenant, at Tenant's expense, shall prepare a final plan or final set of plans and specifications (which said final plan or final set of plans, as the case may be, and specifications are hereinafter called the "final plan") which shall contain complete information and dimensions necessary for the construction and finishing of the Demised Premises and for the engineering in connection therewith. The final plan shall be submitted by Tenant to Landlord for Landlord's written approval by no later than October 1, 2004, which approval shall not be unreasonably withheld or delayed. Tenant shall promptly reimburse Landlord upon demand for any reasonable out-of-pocket costs and expenses incurred by Landlord in connection with Landlord's review of Tenant's final plan. If Landlord shall disapprove the final plan, Landlord shall set forth its reasons for such disapproval and itemize those portions of the final plan so disapproved. Landlord shall not be deemed unreasonable in withholding its consent to the extent that the final plan prepared by Tenant pursuant hereto involves the performance of work or the installation in the Demised Premises of materials or equipment which do not equal or exceed the standard of quality suitable for and generally applicable to a first-class office building in Midtown Manhattan.

            (c) In accordance with the final plan, Tenant, at Tenant's expense; will make and complete in and to the Demised Premises (hereinafter sometimes called the "Work Area") the work and installations (hereinafter called Tenant's
Work) specified in the final plan. Tenant agrees that Tenant's Work will be performed with the least possible disturbance to the occupants of other parts of the Building and to the structural and mechanical parts of the Building and Tenant will, at its cost and expense, promptly comply with all laws, rules and regulations of all public authorities having jurisdiction in the Building with reference to Tenant's Work. Tenant shall not do or fail to do any act which shall or may render the Building of which the Demised Premises are a part, liable to any mechanic's lien or other lien and if any such lien or liens be filed against the Building of which the Demised Premises are a part, or against Tenant's Work, or any part thereof, Tenant will, at Tenant's own cost and expense, promptly remove the same of record within thirty (30) days after the filing of such lien or liens; or in default thereof, Landlord may, after giving Tenant notice of its intention, cause any such lien or liens to be removed of record by payment of bond or otherwise, as Landlord may elect, and Tenant will reimburse Landlord for all costs and expenses incidental to the removal of any such lien or liens incurred by Landlord. Tenant shall indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any liens, charges or payments of any kind whatsoever that may be incurred or become chargeable against Landlord or the Building of which the Demised Premises are a part, or Tenant's Work or any part thereof, by reason of any work done or to be done or materials furnished or to be furnished to or upon the Demised Premises in connection with Tenant's Work. Tenant hereby covenants and agrees to indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of Tenant's Work or occurring after such completion, as a result of anything done or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with Tenant's Work. At any and all times during the progress of Tenant's Work, Landlord shall be entitled to have a representative or representatives on the site to inspect Tenant's Work and such representative or representatives shall have free and unrestricted access to any and every part of the Demised Premises. Tenant shall advise Landlord in writing of Tenant's general contractor and subcontractors who are to do Tenant's Work, and such general contractor and subcontractors shall be subject to Landlord's prior written approval; such contractors shall, to the extent permitted by law, use employees for Tenant's Work who will work harmoniously with other employees on the job.

            (d) Tenant shall at Tenant's sole cost and expense file all necessary architectural plans and obtain all necessary approvals and permits in connection with Tenant's Work being performed by it pursuant to this Article.

            (e) The following conditions shall also apply to Tenant's Work:

                  (i) all Tenant's Work shall be of material, manufacture, design, capacity and color consistent with high-quality retail construction in first-class Midtown Manhattan office buildings (hereinafter called "Building Standard");

                  (ii) Tenant, at Tenant's expense shall (A) file all required architectural, mechanical and electrical drawings and obtain all necessary permits, and (B) furnish and perform all engineering and engineering drawings in connection with Tenant's Work. Tenant shall obtain Landlord's approval of the drawings referred to in (A) and (B) hereof, which approval shall not be unreasonably withheld or delayed;

                  (iii) Tenant shall use an engineer approved by Landlord with respect to the preparation of Tenant's engineering drawings in connection with Tenant's Work;

                  (iv) all Tenant's Work shall be performed by Tenant in accordance with Article 3 hereof; and

                  (v) Tenant's Work shall be completed and Tenant shall open for business to the general public by no later than six (6) months after the Commencement Date.

            (f) Landlord shall, at Tenant's written request, cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Work in preparing the Demised Premises for Tenant's occupancy and Landlord shall instruct its employees and contractors to render such assistance and to cooperate with Tenant's employees, representatives and contractors provided that to the extent that Landlord shall incur any reasonable, out-of-pocket expense in so cooperating or in rendering such assistance, Tenant shall reimburse Landlord for such expense as additional rent hereunder.

                                   ARTICLE 20

                       NON-LIABILITY AND INDEMNIFICATION

      20.1 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the willful acts or gross negligence of Landlord, its agents or employees occurring within the scope of their respective employments without negligence on the part of Tenant, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as an incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

      20.2 Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management by Tenant of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created in or about the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents, visitors, invitees or contractors or subcontractors of any tier, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding at Tenant's expense by counsel reasonably satisfactory to Landlord, without any disclaimer of liability in connection with such claim.

      20.3 Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other cause beyond Landlord's reasonable control.

                                   ARTICLE 21

                              DESTRUCTION OR DAMAGE

      21.1 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this lease shall not have been terminated as in this Article hereinafter provided), the rents shall be abated in accordance with Section 21.2 hereof and Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction, provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property nor to restore any Tenant's Changes.

      21.2 If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered Untenantable (hereinafter defined) and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) Untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

      21.3 If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause

(whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than thirty (30%) percent of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty. In case of any damage or destruction to the Demised Premises, Tenant may terminate this lease, by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.

      21.4 No damages, compensation or claim (or other expense, including replacement premises or services) shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

      21.5 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect rent insurance proceeds applicable to the Demised Premises or the Building by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

      21.6 Landlord will not carry insurance of any kind on Tenant's Property or Tenant's Changes and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, Landlord shall not be obligated to repair any damage thereto or replace the same.

      21.7 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

      21.8 The term "Untenantable" as used in this Article shall mean that Tenant is unable to use the Demised Premises or the portion thereof to which reference is made for the conduct of its business in the normal course.

                                   ARTICLE 22

                                 EMINENT DOMAIN

      22.1 If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the "date of the taking"), and the rents shall be prorated and adjusted as of such date.

      22.2 If only a part of the Building shall be so taken, this lease shall be unaffected by such taking except that Tenant may elect to terminate this lease in the event of a partial taking of more than fifty (50%) percent of the useable area of the Demised Premises and Tenant shall give notice of such election to Landlord not later than thirty (30) days after (a) notice of such taking is given by Landlord to Tenant, or (b) the date of such taking, whichever occurs sooner. Upon the giving of such notice by Tenant this lease shall terminate on the date of such taking and the rents shall be prorated as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent shall be payable pursuant to
Article 5 according to the rentable area remaining.

      22.3 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make an independent claim with the condemning authority for Tenant's moving expenses, the value of Tenant's fixtures or Tenant's Changes (other than Tenant's Changes performed prior to Tenant's initial occupancy of the Demised Premises) which do not become part of the Building or property of Landlord, provided however that Landlord's award is not thereby reduced or otherwise adversely affected.

      22.4 If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

      22.5 In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a Building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

      22.6 Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (a) if such compliance is the obligation of Tenant under this lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (b) if such compliance is the obligation of Landlord under this lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 22.02. according to the reduction in rentable area of the Demised Premises resulting from such taking.

                                   ARTICLE 23

                                    SURRENDER

            23.01 On the last day of the Term, or upon any earlier termination of this lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease and shall restore the Demised Premises wherever such removal results in damage thereto.

                                   ARTICLE 24

                            CONDITIONS OF LIMITATION

      24.1 This lease and the Term and estate hereby granted are subject to the limitations that:

            A. if Tenant shall file a voluntary petition seeking an order for relief under Title 11 of the United States Code, or Tenant shall be adjudicated a debtor, bankrupt or insolvent, or shall file any petition or answer seeking, consenting to or acquiescing in any order for relief, reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Tenant or its debts under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or shall file an answer admitting or failing to deny the material allegations of a petition against it for any such relief or shall generally not, or shall be unable to, pay its debts as they become due or shall admit its insolvency or its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Tenant or of all or any part of Tenant's Property or if Tenant shall take any action in furtherance of or authorizing any of the foregoing; or if Tenant shall call a meeting of, or propose any form of arrangement, composition, extension or adjustment with, its creditors holding a majority in amount of Tenant's outstanding indebtedness; or

            B. if any case, proceeding or other action shall be commenced or instituted against Tenant, seeking to adjudicate Tenant as bankrupt or insolvent, or seeking an order for relief against Tenant as debtor, or reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Tenant or its debts under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or seeking appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Tenant or of all or any part of Tenant's property, which either (i) results in the entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of execution, attachment, distraint or similar process against Tenant or any of Tenant's property which results in either (x) the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days after the entry thereof or (y) the taking or occupancy of the Demised Premises or an attempt to take or occupy the Demised Premises; or

            C. if Tenant shall default in the payment when due of any installment of fixed rent or in the payment when due of any additional rent, and any such default shall continue for a period of ten (10) business days after notice by Landlord to Tenant that such rent is due; or

            D. if Tenant shall default in the performance of any term of this lease on Tenant's part to be performed (other than the payment of fixed rent and additional rent) and Tenant shall fail to remedy such default as soon as practicable and in any event within thirty( 30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it can be remedied, but cannot be completely remedied within said period of thirty (30) days, if Tenant shall not (i) promptly upon the giving by Landlord of such notice, advise Landlord of Tenant's intention to institute all steps necessary to remedy such situation, (ii) promptly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, and (iii) complete such remedy within a reasonable time after the date of the giving of said notice by Landlord and in any event prior to such time as would either

(x) subject Landlord, Landlord's agents, superior lessor or superior mortgagee to prosecution for a crime or (y) cause a default under the superior lease or the superior mortgage; or

            E. if any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Tenant except as is expressly permitted under Article 8; or

            F. if the Demised Premises shall become vacant or deserted for a period of ten (10) consecutive days or abandoned (and the fact that any of Tenant's Property remains in the Demised Premises shall not constitute evidence that Tenant has not vacated, deserted or abandoned the Demised Premises) or if Tenant shall fail to take occupancy of the Demised Premises, or a floor thereof, as the case may be, within thirty (30) days after delivery of possession thereof;

            G. If Tenant shall default in the due keeping, observing or performance of any covenant, agreement, provision or condition of Article 4 hereof or Article 40 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied within forty-eight (48) hours after Landlord shall have given to Tenant a notice specifying the same, then in any of said events Landlord may give to Tenant notice of intention to terminate this lease and to end the Term and the estate hereby granted at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this lease and the Term and estate hereby granted (whether or not the Term shall have commenced) shall terminate upon the expiration of said three (3) days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable as provided in Article 26. However, if Tenant shall default (i) in the timely payment of fixed rent or additional rent, and any such default shall occur in a total of four (4) months in any period of twelve (12) months or (ii) in the performance of any other term of this lease to be performed by Tenant more than three (3) times in any period of six (6) months, then, notwithstanding that such defaults shall have each been cured within the applicable period, if any, as above provided, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve the said three (3) days' notice of termination upon Tenant without affording to Tenant an opportunity to cure such further default.

      24.2 Nothing in Section 24.01. shall be deemed to require Landlord to give the notices therein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for the recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this lease shall terminate and if Tenant thereafter remains in possession or occupancy, it shall become a holdover tenant.

      24.3 If the Demised Premises shall at any time be or become vacant, deserted or abandoned or if Tenant shall be in default beyond any applicable grace period provided in this lease, then, in any such event, Landlord may without notice refuse to provide overtime services unless Tenant has made arrangements for advance payment acceptable to Landlord.

      24.4 If, at any time (a) Tenant shall be comprised of two or more persons, or (b) there is a guarantor of any of Tenant's obligations under this lease, or
(c) Tenant's interest in this lease shall have been assigned, the word "Tenant", as used in Subsections A. and B. of Section 24.01., shall mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this lease. Any sums received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Subsections A. and
B. of Section 24.01. shall be deemed paid as compensation for the use and occupancy of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights contained in this lease.

      24.5 Notwithstanding anything contained in this lease to the contrary, if Tenant shall (a) default in the payment when due of any installment of fixed rent or in the payment when due of any additional rent, and any such default shall continue for a period of ten (10) business days after notice by Landlord to Tenant that such rent is due, or (b) fail to perform any obligation required to be performed by it under the terms of this lease after the expiration of any applicable notice or grace period provided for hereunder, or (c) make an assignment for the benefit of, or composition with, creditors, or shall become insolvent or be unable or generally fail to pay its debts when due, or (d) become in any jurisdiction a party or subject to (voluntarily or involuntarily) any liquidation or dissolution action or proceeding with respect to itself or any bankruptcy, insolvency or other proceeding for the relief of financially distressed debtors, or (e) if a custodian or trustee shall be appointed for Tenant or a substantial part of its assets, or (f) if Tenant shall take any action to effect, or which indicates its acquiescence in, any of the foregoing except that, with respect to involuntary petitions in bankruptcy filed against the Borrower, there shall be no event of default unless and until sixty (60) days after such filing if such petition has not then been dismissed, stayed or discharged, then, and in any such event, and at any time thereafter if any such event shall be continuing in addition to any other remedies available to Landlord, Landlord may, by written notice to Tenant, without terminating this lease, declare all of the rent and additional rent payable hereunder for the unexpired portion of the Term due, whereupon the same shall forthwith become due and payable without demand, protest or other notice of any kind.

                                   ARTICLE 25

                              RE-ENTRY BY LANDLORD

      25.1 If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same ought to be paid, and if such default shall continue for five (5) business days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 24 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions of Article 24 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

      25.2 In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

      25.3 If this lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 26 or pursuant to law.

                                   ARTICLE 26

                                    DAMAGES

      26.1 If this lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of Article 25, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord either:

            A. a sum which at the time of such termination of this lease or at the time of any such re-entry by Landlord, as the case may be, represents the then present value of the excess, if any, of:

                        i. the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises; over

                        ii. the aggregate market rental value of the Demised Premises for the same period; or

            B. all sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date.

Notwithstanding the foregoing, if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, which net rents shall be determined by first deducting from the gross rents, as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease. In no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled, in any suit for the collection of damages pursuant to this Subsection, to a credit in respect of any net rents from a reletting. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting. If the Demised Premises or any part thereof is relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

      26.2 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of this lease, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 26.01.

      26.3 In addition to all of Landlord's other remedies pursuant to this lease or by operation of law, and notwithstanding any other provision of this lease, Landlord shall also be entitled to recover the unrealized value of broker's and other fees paid by Landlord relating to this lease and the unrealized value of "rent concessions", "tenant improvement concessions" and other concessions (as such quoted terms are hereinafter defined) incurred by Landlord in connection with leasing the Demised Premises to Tenant. For the purposes of this Section, the term "unrealized value of broker's and other fees paid by Landlord relating to this lease" shall mean (a) the amount of all broker's and other fees paid by Landlord relating to this lease, including, but not limited to, attorneys', architects', engineers' and similar fees and expenses incurred by Landlord in the negotiation and preparation of this lease,
(b) divided by the total number of years in the Term, and (c) such quotient shall then be multiplied by the number of years (including any partial year) which remained in the Term when the lease was terminated. The term "rent concessions" shall mean any free fixed annual rent allowance, if any, granted to Tenant. The term "tenant improvement concessions" shall mean the amount, if any, of the total cost of changes and tenant improvements made to the Demised Premises and paid for by Landlord.

                                   ARTICLE 27

                                    WAIVERS

      27.1 Tenant, for itself, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

      27.2 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

      27.3 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. It is further mutually agreed that in the event Landlord commences any summary proceeding for non-payment of rent, Tenant will not interpose and does hereby waive the right to interpose any counterclaim of whatever nature or description in any such proceeding. Notwithstanding the foregoing, Tenant may interpose a counterclaim if by failing to do so Tenant shall have lost the right to assert the basis therefor in a separate action or proceeding against Landlord.

      27.4 The provisions of Articles 16 and 17 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided.

                                   ARTICLE 28

                       NO OTHER WAIVERS OR MODIFICATIONS

      28.1 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

      28.2 The following specific provisions of this Section shall not be deemed to limit the generality of any of the foregoing provisions of this Article:

            A. no agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's Property in connection with such subletting.

            B. the receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach;

            C. no payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided;

            D. no work or repairs performed by Landlord in the Building shall be deemed a constructive eviction of Tenant.

                                   ARTICLE 29

                   CURING TENANT'S DEFAULTS, ADDITIONAL RENT

      29.1 If Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) three (3) business days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 24.01. or elsewhere in this lease for cure of such default, whichever occurs later;

      29.2 Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

                                   ARTICLE 30

                                     BROKER

      30.1 Tenant covenants, warrants and represents that (a) there was no broker or finder except Robert K. Futterman & Associates, LLC (the "Broker") and its associate Hycel Properties Co. instrumental in consummating this lease, (b) that no conversations or negotiations were had with any broker or finder except the Broker concerning the renting of the Demised Premises, and (c) that Tenant is not receiving any consideration from Broker or any other person in connection with Tenant's execution of this lease. Tenant agrees to hold Landlord harmless against any claims for a brokerage, finder or other commission or fee arising out of any conversations or negotiations had by Tenant with any broker or finder except the Broker.

Landlord agrees to pay any commission due the Broker pursuant to separate agreement between Landlord and the Broker.

                                   ARTICLE 31

                                    NOTICES

      31.1 Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail (express mail, if available), return receipt requested, or by courier guaranteeing overnight delivery and furnishing a receipt in evidence thereof, addressed to the other party at the address hereinabove set forth. Attention: Michael Long with a copy to Blumenfeld Kaplan & Sandweiss, P.C., 168 North Meramee Avenue, St. Louis, Missouri 63105,
Attention: Michael E. Long, Esq., and shall be deemed to have been given, rendered or made (a) on the date delivered, if delivered to the other party personally, (b) on the date delivered, if delivered by overnight courier, (c) on the date which is three (3) days after being mailed, and (d) copies of all notices given by Tenant to Landlord shall be sent in the manner aforesaid to (i) Landlord, at 950 Third Avenue, New York, New York 10022, Attention: Dr. Axel Stawski, (ii) Kipp-Stawski Management Group, 565 Fifth Avenue, New York, New York 10017, Attention: Director of Property Management, and (iii) Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022,
Attention: Charles B. Salfeld, Esq, Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it. Notices given by Landlord's managing agent shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Article. At Landlord's option, notices to Tenant may be sent by hand delivery.

                                   ARTICLE 32

                              ESTOPPEL CERTIFICATE

      32.1 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than twenty (20) days' prior notice, to execute and deliver to the other a statement certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (b) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, and certifying as to such additional matters as Landlord may request, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Additionally, Tenant's statement shall contain such other information as shall be reasonably required by the holder or proposed holder of any superior mortgage or the lessor or proposed lessor under any superior lease.

                                   ARTICLE 33

         NO OTHER REPRESENTATIONS, CONSTRUCTION, GOVERNING LAW, CONSENTS

      33.1 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "lease documents". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

      33.2 If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

      33.3 This lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this lease and/or the use and occupation of the Demised Premises. If Tenant at any time after date of execution hereof or during the Term shall not be a New York partnership or a New York corporation or a foreign corporation qualified to do business in New York State, Tenant shall designate in writing, an agent in New York County for service under the laws of the State of New York for the entry of a personal judgment against Tenant. Tenant by notice to Landlord shall have the right to change such agent provided that at all times there shall be an agent in New York County for service. In the event of any revocation by Tenant of such agency, such revocation shall be void and have no force and effect unless and until a new agent has been designated for service and Landlord notified to such effect. If any such agency designation shall require a filing in the office of the Clerk of the County of New York, same shall be promptly accomplished by Tenant, at its expense and a certified copy transmitted to Landlord.

      33.4 Wherever in this lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment. Nothing contained in this Section 33.4 shall be deemed to exculpate Landlord from liability for damages to the extent that it is determined by a court of competent jurisdiction, by judgment from which all appeal has been exhausted, that in withholding its consent or approval despite its agreement not to do so unreasonably, Landlord acted with malice or in bad faith (as opposed to simply unreasonably).

                                   ARTICLE 34

                                  PARTIES BOUND

      34.1 The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 24. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building and/or Real Property as owner or lessee thereof and in the event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building and/or Real Property, but only with respect to the period ending with a subsequent transfer within the meaning of this Section.

      34.2 If Landlord shall be an individual, joint venture, tenancy in common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building (or the proceeds thereof in the event of a sale of the Building) and, if and when expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Demised Premises.

                                   ARTICLE 35

                      CERTAIN DEFINITIONS AND CONSTRUCTION

      35.1 For purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in Exhibit E annexed hereto shall be utilized.

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

      35.2 The various terms which are italicized and defined in other Articles of this lease or defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

                                   ARTICLE 36

                 ADJACENT EXCAVATION AND CONSTRUCTION - SHORING

      36.1 If an excavation or other substructure work shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as shall be necessary to preserve the wall of or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent. Tenant acknowledges that in connection with any construction which may be performed upon land adjacent to the Land, any windows in the Demised Premises may have any view and light therefrom obstructed or cut off and Tenant agrees that neither Landlord nor any partners thereof, known or unknown, nor any shareholders officers or directors thereof, if Landlord be a corporation, nor anyone claiming by, through or under Landlord or any of the foregoing, shall have any liability therefor and same shall not constitute an actual or constructive eviction, nor affect the obligations of Tenant hereunder in any manner whatsoever.

                                   ARTICLE 37

                                  MISCELLANEOUS

      37.1 (a) Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Demised Premises or the Building. "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", "hazardous wastes", hazardous materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by any Federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a violation of any of the foregoing provisions of this Section, Landlord may, without notice and without regard to any grace period contained herein, take all remedial action reasonably deemed necessary by Landlord to correct such condition and Tenant shall reimburse Landlord for the cost thereof, within ten
(10) days after demand therefor, as additional rent. The provisions of this Section shall not prohibit Tenant from maintaining customary and normal office equipment and supplies used in its business to the extent the same are of a nature and in amounts which are incidental and customarily present at first class office buildings in Manhattan and provided such items are permitted and safeguarded as required by law and insurance bodies.

            (b) Landlord represents and warrants that to the best of its knowledge (and except in small quantities as is customary for routine operations such as cleaning and copying) there are no Hazardous Materials in the Building or the Demised Premises as of the date hereof. If any Hazardous Materials are discovered within the Demised Premises during the Term, Landlord shall, at its sole cost and expense, remove or otherwise abate such Hazardous Materials strictly in accordance with all applicable laws, rules and regulations if such Hazardous Materials were present in the Demised Premises prior to the Commencement Date. To the extent that Tenant's business operations are required to be discontinued by law and are discontinued as a consequence of the presence of such Hazardous Materials, then until the same shall be removed or Tenant resumes its business operations (whichever occurs first), the rents payable hereunder shall be abated equitably based upon the portion of the Demised Premises which remain unavailable due to the presence or removal of such Hazardous Materials.

      37.2 If the Expiration Date or the date of sooner termination of this lease shall fall on a day which is not a business day, then Tenant's obligations under Articles 13 and 23 hereof shall be performed on or prior to the immediately preceding business day. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this lease. If the Demised Premises are not surrendered upon the termination of this lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Demised Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in possession of the Demised Premises after the termination of this lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to three times the fixed rent and additional rent payable during the last month of the term, subject to all of the other terms of this lease insofar as the same are applicable to a month-to-month tenancy. Tenant's obligations under this Section shall survive the termination of this lease.

      37.3 Any apportionments or prorations of rent to be made under this lease shall be computed on the basis of a 360 day year, with twelve (12) months of thirty (30) days each.

      37.4 If the fixed rent or any additional rent shall be or become uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may request, as may be legally permissible, to permit Landlord to collect the maximum fixed rent and additional rent which may, from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess of the amounts of fixed rent or additional rent payable under this lease. Upon the termination of such legal rent restriction, (a) the fixed rent and additional rent, after such termination, shall become payable under this lease in the amount of the fixed rent and additional rent set forth in this lease for the period following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the fixed rent and additional rent which would have been paid pursuant to this lease, but for such rent restriction, less (ii) the fixed rent and additional rent paid by Tenant to Landlord during the period that such rent restriction was in effect.

      37.5 Tenant acknowledges that it has no right to any development rights, "air rights" or comparable rights appurtenant to the Land or Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 37.05. shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New
York) in the Building or the Land.

      37.6 Notices, statements, demands or other communications may be given, rendered or made on behalf of Landlord by its managing agent, which as of the date hereof is Kipp-Stawski Management Group.

      37.7 Deleted Prior to Executed.

      37.8 Tenant agrees to use, occupy, operate and maintain the Demised Premises throughout the Term as provided in this lease and in a manner which shall not detract from the character, appearance or dignity of the Building. Any matter or object visible from the street and/or exterior of the Demised Premises that differs from Landlord approved plans or specs deemed objectionable by Landlord shall be corrected or removed, as required by Landlord, to Landlord's satisfaction. Tenant acknowledges that Landlord's damages resulting from any breach of the provisions of this Section 37.6 are difficult, if not impossible, to ascertain and concedes that, among other remedies for such breach permitted by law or the provisions of this lease, Landlord shall be entitled to enjoin Tenant from any violation of said provisions.

      37.9 If Tenant is a corporation, each person executing this lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this lease on behalf of Tenant is an officer of Tenant and is duly authorized to execute, acknowledge and deliver this lease to Landlord (a copy of a resolution to such effect to be supplied to Landlord upon request).

      37.10 A. If Tenant is a partnership (or is comprised of two (2) or more persons, individually, or as joint venturers or as copartners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually, or as joint venturers or as copartners of a partnership) pursuant to Article 8 (any such partnership and such persons are referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several,
(b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this lease which may hereafter be made, and by any notices which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, (c) any notices given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all parties, (d) if Partnership Tenant shall admit new partners, all such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms of this lease on Tenant's part to be performed and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume joint and several liability for the performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this
Section 37.10).

            B. No Partnership Tenant shall convert to or become a corporation, limited liability company, registered limited liability partnership or any other form of business organization (any such entity being referred to herein as a "Successor Entity"), without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord will not unreasonably withhold or delay such consent provided that: (i) Tenant shall cause each partner of Tenant to execute and deliver to Landlord an agreement, in form and content satisfactory to Landlord, pursuant to which each partner of Tenant agrees to remain personally liable jointly and severally for all of the terms, covenants and conditions of this lease that are to be observed and performed by the Successor Entity, including the payment of rent; (ii) the Successor Entity shall have a net worth ("Net Worth"), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Net Worth of Tenant on the date of execution of this lease, or the day immediately preceding the proposed effective date of such conversion; (iii) Tenant is not in default of any of the terms, covenants, or conditions of this lease on the proposed effective date of such conversion; (iv) the Successor Entity succeeds to all of Tenant's business and assets; (v) Tenant shall reimburse Landlord within ten (10) days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with the conversion of Tenant to a Successor Entity, including, without limitation, any attorney's fees and disbursements; and (vi) Tenant shall deliver to Landlord the written opinion of counsel acceptable to Landlord in form and content relating to compliance with the requirements specified in subparagraphs (i) and (iv). The Successor Entity shall be bound by the provisions of Section 37.10.A. and all the other provisions of this lease as if it were the Partnership Tenant.

      37.11 Landlord will not be required to furnish any services, including window or other cleaning services, except as otherwise expressly provided in this lease.

      37.12 It is acknowledged and agreed that in the preparation of this lease, indistinguishable contributions were made by representatives of both Landlord and Tenant and that Landlord and Tenant each waives any and all rights, either in law or in equity, to have this lease or any part thereof interpreted in favor of one party over the other.

      37.13 Tenant shall not (a) use or permit the Demised Premises or any portion thereof to be used except to the extent permitted in Article 4 hereof for the sale, preparation or serving of food or beverages, (b) install vending machines dispensing food, beverages or other merchandise in the Demised Premises, (c) install pay or coin-operated telephones in the Demised Premises, and (d) sell or license the sale of lottery tickets or similar games of chance or devices nor conduct or license the conducting of off-track or other wagering operations or activities at or from the Demised Premises.

      37.14 Tenant shall pay to Landlord, within five (5) business days after demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted and payable with respect to the Demised Premises or this lease, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

      37.15 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident, crime or security breach in or about the Demised Premises, (ii) all fires in the Demised Premises, (iii) all damage to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

      37.16 It is specifically understood and agreed that this lease is offered to Tenant for signature by the managing agent of the building solely in its capacity as such agent and subject to Landlord's acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this lease shall have been approved and executed by Landlord and delivered to Tenant.

      37.17 If the Demised Premises or any additional space to be included within the Demised Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this Lease or for the inclusion of such space for any reason whatsoever, then this Lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed (and the period referenced in Section 2.8 hereof shall not commence) until the date when the Demised Premises or such additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the Demised Premises or such additional space until the same are available for occupancy by Tenant; provided, however, that Tenant shall have no claim against Landlord, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Demised Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no wise affect the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease and furthermore, this Section 42.07 shall be deemed to be an express provision to the contrary of Section 223a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

                                   ARTICLE 38

                                SECURITY DEPOSIT

      38.1 Tenant has deposited with Landlord the sum of $1,125,000.00 by check, subject to collection (or pursuant to section 38.2 hereof, a letter of credit therefor in such amount) as security for the full and punctual performance by Tenant of all of the terms of this lease. Landlord will deposit said security check in an interest bearing account and unless paid or applied for the use or rental of the Demised Premises upon default of Tenant as hereinafter provided, Landlord will deliver or cause to be delivered to Tenant such interest as is allowed on said account annually upon Tenant's written request. If Tenant defaults in the performance of any of the terms of this lease, including the payment of rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this lease, including any damages or deficiency in the reletting of the Demised Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, on demand, pay to Landlord the sum so used, applied or retained which shall be added to the security deposit so that the same shall be replenished to its former amount, and any failure by Tenant to pay such sum on demand shall constitute a default under this lease. If any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or the Guarantor of this lease, if any, any security deposited with Landlord pursuant to this Section shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of such security deposited with Landlord may be retained by Landlord in partial liquidation of Landlord's damages. If Tenant shall fully and punctually comply with all of the terms of this lease and all rent, additional rent and other charges payable hereunder have been paid in full, the security, without interest, shall be returned to Tenant after the termination of this lease and delivery of exclusive possession of the Demised Premises to Landlord. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall upon such transfer be released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the money deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.

      38.2 (a) In lieu of the cash security deposit provided for in Section 38.1 hereof, Tenant may at any time during the term hereof deliver to Landlord and, shall, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, in form and substance satisfactory to Landlord in the amount of the security required pursuant to this lease issued by a banking corporation satisfactory to Landlord and having its principal place of business or its duly licensed branch or agency in the State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewable from year to year unless terminated by the issuer thereof by notice to Landlord given not less than forty-five (45) days prior to the expiration thereof. Except as otherwise provided herein, Tenant shall, throughout the term of this lease deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than 45 days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this Section 38.2(a), Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.

            (b) In the event Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this lease, including, but not limited to, the payment of fixed rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 38, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary.

            (c) In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of the lease and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this lease as provided in Article 24 hereof, Landlord may, in addition to exercising its rights as provided in Section 38.2(b) hereof, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of fixed rent, additional rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of this lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Section 38.1.

            (d) In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the Demised Premises to Landlord. In the event of a sale of the Building or leasing of the Building, Landlord shall have the right to transfer any interest it may have in the Security Letter to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Letter, provided such vendee or lessee assumes any responsibilities of Landlord with respect to such Security Letter, and Tenant agrees to look solely to the new landlord for the return of said Security Letter; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

In the event of a sale of the Building Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if Tenant shall fail to timely deliver the same, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered.

                                   ARTICLE 39

                              RIGHT OF TERMINATION

      39.1 Provided that Tenant is not then in default of any of its obligations under this lease, Tenant shall have the right to terminate this lease upon twelve (12) months prior written notice (herein called a 'Termination Notice") given in each instance within thirty (30) days after the end of the Lease Year (as hereinafter defined) involved if Tenant fails during the preceding Lease Year to realize Net Gross Sales (as hereinafter defined) for such Lease Year (sometimes herein referred to as a "Measuring Period") as follows:

Lease Year         Net Gross Sales Threshold
----------         -------------------------
   Third                $10,000,000.00
   Sixth                $13,000,000.00

            If Tenant fails to realize Net Gross Sales for either of the foregoing Lease Years in the amount hereinabove provided therefor and exercises its right hereunder to terminate this lease, Tenant shall, together with its Termination Notice, make to Landlord a termination payment in the sum of $1,650,000.00, it being agreed that failure to make the foregoing payment simultaneously with the giving of the Termination Notice shall render such notice ineffective. Time shall be of the essence as to the giving of the Termination Notice and the making of the required payment. Tenant's right hereunder to terminate this lease shall be subject to the following:

                  (i) As used herein, the term "Lease Year" shall mean each consecutive twelve (12) month period beginning with the month following the month during which Tenant substantially completes the performance of Tenant's Work and opens for business to the general public.

                  (ii) The phrase "Gross Sales" as used in this lease shall mean the dollar aggregate of the following (exclusive of any Permissible Exclusions, as that term is hereinafter defined); (a) the entire amount of the price charged for all goods, wares and merchandise sold, leased, licensed or delivered and all charges for all services sold or performed by Tenant from all business conducted at, upon or from the Demised Premises by Tenant, whether made for cash, by check, on credit, charge accounts, barter or otherwise (without reserve for (y) inability or failure to collect the same, and (z) trade-in or similar transactions), including, but not limited to, transactions (i) where the orders therefor originate from or are accepted by Tenant at the Demised Premises, but delivery or performance thereof is made from or at any other place, it being agreed that all sales made and orders received in or at the Demised Premises shall be deemed made and completed therein, even though the payment or account may be transferred to another office for collection; (ii) pursuant to mail, telephone, telegraph, internet or other similar device whereby orders are received at, delivered or billed from the Demised Premises; (iii) by means of mechanical, electronic or other vending devices including without limitation "video games" (it being agreed that this clause (iii) shall not be interpreted so as to permit the use of any such mechanical or vending devices unless otherwise expressly permitted pursuant to another provision of this lease); (iv) originating from whatever source, and which Tenant in the normal and customary course of Tenant's operations would credit or attribute to Tenant's business conducted in the Demised Premises, and
(b) all monies or other things of value received by Tenant from Tenant's operations at, upon or from the Demised Premises which are not otherwise included in Gross Sales by the other provisions of this definition, including, without limitation, finance charges, cost of gift or merchandise certificates, all deposits not refunded to customers and all amounts received by Tenant in respect of claims for loss of or damage to stock-in-trade and all amounts received under insurance policies in respect of loss of business, sales or profits. Each charge or sale upon installment or credit (including without limitation "lay-away sales") shall be treated as a sale for the full price in the month during which such charge or sale is made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefor. Each lease or rental of merchandise shall be treated as a sale in the month during which such lease or rental is made, for a price equal to the total rent payable. The following are excluded ("Permissible Exclusions") from Gross Sales: (1) the exchange of merchandise between stores of Tenant or its subsidiaries where such exchanges are made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale which has been made at, upon or from the Demised Premises; (2) sales of trade fixtures after use thereof, which are not part of Tenant's stock-in-trade and not sold in the regular course of Tenant's business; (3) the amount of any local, county, state or federal sales, luxury or excise tax on such sales provided, and to the extent that, such tax is both added to the selling price (or absorbed therein) and paid to the taxing authority by Tenant (but not by any vendor of Tenant); provided, however, no franchise or capital stock tax and no income or similar tax based upon income, profits or gross sales as such, shall be deducted from Gross Sales in any event whatsoever, (4) uncollected credit card charges, bank charge backs or unnegotiable checks, or any sale made at the Demised Premises where the merchandise sold is thereafter returned by the purchaser, and returns to suppliers or manufacturers, (5) interest, service or finance charges paid by Tenant to the issuers of such credit cards excluding Tenant or any affiliate of Tenant, (6) insurance proceeds (other than proceeds of business interruption insurance), (7) delivery charges and delivery fees, (8) any penalties charge by Tenant for returned checks, (9) the proceeds of sales or gift certificates or other similar vouchers in either case prior to the time that such certificates or vouchers have been converted into a sale by redemption at the Demised Premises, and (10) receipts from vending machines and pay telephones (to the extent that such vending machines and pay telephones are installed in the Demised Premises only for the convenience of employees or customers, do not involve Tenant's stock in trade and constitute only an incidental use of the Demised Premises, (11) sales to Tenant's employees at a discount,(12) proceeds of sales conducted on a not-for-profit basis to charitable institutions or at charitable events and (13) postage and shipping charges. Cash or credit refunds made upon transactions included within Gross Sales but not exceeding the selling price of the merchandise returned by the purchaser and accepted by Tenant may be deducted ("Permissible Deductions") from Gross Sales. The phrase "Net Gross Sales" as used in this lease shall mean Gross Sales less Permissible Deductions. For the purposes of this paragraph (ii), the term "Tenant" shall be deemed to include any of Tenant's subtenants, concessionaires, licensees, franchisees or any other occupant of the Demised Premises (subject to the caveat in clause (v) of this paragraph (ii)).

                  (iii) Tenant shall prepare and keep on the Demised Premises or at Tenant's principal office in New York City, for a period of not less than thirty-six (36) months following the end of each Lease Year, true and accurate books of account and records, conforming to generally accepted accounting principles consistently applied, including, but not limited to, all original sales records and sales slips, purchase orders, management records, daily sales reports, sales journals, purchase journals, daily cash register tapes, cash receipts journals, cash disbursement journals, general ledgers, bank statements, inventory records and all other matters and information from which Gross Sales and Net Gross Sales can be determined. If Tenant does not maintain such aforesaid books of account and records, Landlord can hire an accountant at Tenant's sole cost and expense to maintain such books of account and records, and Tenant shall cooperate with such accountant with respect thereto. If any audit shall be commenced by Landlord or if there shall arise a dispute concerning Gross Sales or Net Gross Sales, then Tenant's books of account and records shall be retained by Tenant until such audit has been completed or a final resolution of such dispute has been reached. Tenant agrees to record all sales in a cash register or registers containing locked-in cumulative tapes with cumulation capacity, or, if Tenant does not utilize a cash register, in sales books with consecutively numbered slips, and such other control features as may be reasonably required by Landlord.

                  (iv) Tenant agrees to submit to Landlord on or before the thirtieth (30th) day following the end of each calendar month during the term up to and including the sixth (6th) Lease Year, a written statement (the "Monthly Statement") in the form required by Landlord (which form, however, is subject to change by Landlord), signed and certified to be true and correct by Tenant (or by a financial officer, duly authorized, if Tenant is a corporation), showing
(i) the amount of Gross Sales during the preceding calendar month, and an itemization of all Permissible Exclusions and Permissible Deductions therefrom,
(ii) all Gross Sales and Net Gross Sales for each of the preceding months of the then current Lease Year. Tenant further agrees to submit to Landlord on or before the thirtieth (30th) day following the end of each of the first six (6) Lease Years, a written statement (the "Annual Statement") in the form required by Landlord (which form, however, is subject to change by Landlord), signed and certified by Tenant (or by a financial officer, duly authorized, if Tenant is a corporation) to be true and correct, showing the amount of such Gross Sales during the preceding Lease Year and an itemization of all Permissible Exclusions and Permissible Deductions therefrom. The Annual Statement for the Third and Sixth Lease Years (i.e., the Measuring Periods) shall also be examined in accordance with generally accepted auditing standards by an independent certified public accountant ("CPA") for the purpose of such CPA issuing a report on the aforesaid examination, which report shall include the CPA's unqualified opinion that the Annual Statement presents fairly the information required pursuant to this paragraph (iv) on the basis specified for such information in the lease. Such audited Annual Statement shall include all appropriate disclosures required under generally accepted accounting principles and shall contain such details and information as Landlord may from time to time reasonably require.

                  (v) If Tenant exercises its right to terminate hereunder and if requested by Landlord, Tenant shall submit to Landlord photocopies of the state or local sales tax or similar tax returns for the Measuring Period for which such option to terminate arose. In addition, if Tenant's Gross Sales or Net Gross Sales are required to be reported on any federal, state or local sales tax or similar tax return for such year and Gross Sales or Net Gross Sales (as herein defined and provided) as so reported on any of said returns shall exceed the Net Gross Sales and Gross Sales (as herein defined and provided) as reported by Tenant, then the Gross Sales and Net Gross Sales shall be taken at the highest figures so reported. If any governmental authority shall increase the Gross Sales or Net Gross Sales (as herein defined and provided) reported by Tenant on any such tax return, after audit, for such Lease Year for which such sales have been reported, then Tenant shall notify Landlord promptly of such increase and supply to Landlord a true copy of such audit within twenty (20) days thereafter.

                  (vi) Landlord shall have the right, at any reasonable time and from time to time, to cause a complete audit of any one or more or all statements of Gross Sales and Net Gross Sales for the Measuring Periods and the Lease Year immediately preceding each Measuring Period, and in connection with such audit, to examine Tenant's books of account and records of Gross Sales and Net Gross Sales (said statements of Gross Sales and Net Gross Sales, books of account and records are hereinafter collectively referred to as "Accounting Records"); and Tenant shall make all such Accounting Records available for such examination in the City of New York. Landlord shall have the right to copy and duplicate such information as Landlord may require. Tenant shall pay the cost of such audit and examination if (a) any such audit discloses that the actual amount of Net Gross Sales (after taking into account Permissible Exclusions and Permissible Deductions pursuant to the provisions of this Lease) differs from the amount reported by more than three percent (3%)or (b) the person conducting such audit reports that, in its reasonable opinion, Tenant's records and procedures are insufficient to permit an accurate determination of Gross Sales and Net Gross Sales for any period. Any information obtained by Landlord as a result of such audit, and other financial information provided by the Tenant to Landlord under this Lease, shall be treated as confidential, except in any litigation or proceeding between the parties and, except further, that Landlord may disclose such information to prospective purchasers, to prospective or existing mortgagees, to prospective or existing superior lessors and in any statement filed with the Securities and Exchange Commission, Internal Revenue Service, or other governmental agency or pursuant to any subpoena or judicial process or where otherwise required by law. In addition, Landlord and Landlord's authorized representative shall have the right during regular business hours to examine the Accounting Records and procedures for keeping the same, and shall have the right to have a representative on the Demised Premises to check, verify and tabulate Gross Sales and Net Gross Sales, and to examine the Accounting Records and procedures for keeping the same including control features affecting the determination of Gross Sales and Net Gross Sales.

                  (vii) Tenant shall conduct its business on the Demised Premises during the first six Lease Years with diligence and efficiency, consistent with prudent business practices, so as to maximize all of the Net Gross Sales which may be produced by such business, unless prevented from doing so by causes beyond Tenant's control. Tenant shall keep the store shelves on the Demised Premises fully and continuously stocked with all standard merchandise and products for the purpose of operating its business and shall maintain an adequate sales force. Subject to the provisions of this Lease, Tenant shall continuously during the entire term hereof conduct and carry on Tenant's business in the Demised Premises and shall keep the Demised Premises open for business during at least the days, nights and hours designated from time to time by Landlord provided, however, that this provision shall not apply if the Demised Premises should be closed and the business of Tenant temporarily discontinued thereon on account of strikes, lockouts or similar causes beyond the reasonable control of Tenant. The parties acknowledge that the current days and hours designated by Landlord for which Tenant is required to keep the Demised Premises open for business are as follows: 10am - 6pm days*. Notwithstanding the foregoing, Tenant shall have the right to close its store for business on the following holidays: News Years Day, 4th of July, Easter Sunday, Thanksgiving Day and Christmas Day. In addition, Tenant shall be permitted to close at 5:00 p.m. on Christmas Eve and New Years Eve. Nothing in this Lease shall be construed, interpreted or deemed to authorize the cessation of Tenant's operations in the Demised Premises nor to authorize Tenant to "Go Dark" at any time during the term, as it may be extended, except that, subject to the penultimate sentence of this paragraph (vii) Tenant shall not be required to open or remain open (i) if the use, occupancy, or operation of the Demised Premises is materially affected by any of the events described in section 20.3 hereof, or (ii) except during a Measuring Period, because of any remodeling of the Demised Premises by Tenant, but in the case of the events described in the foregoing clause (ii), in no event to exceed ten (10) days. Notwithstanding anything to the contrary contained in this lease, Tenant's failure to remain open for business throughout the Measuring Periods, or during the Measuring Periods to maintain business hours in accordance with this Section 39.1 shall be a material breach of this lease. If for any reason Tenant fails to operate its business in the Demised Premises for any period(s) of time during the Measuring Periods as required, then without exculpating Tenant from liability from such default and without regard for any other remedies that Landlord may have therefor, Gross and Net Gross Sales shall be adjusted as though Tenant was conducting its business throughout any such interruption.

* 11am - 6pm Sundays

                  (ix) If during all or part of a Measuring Period the fixed rent provided herein is abated in whole or in part (e.g., pursuant to Articles 21 or 22 hereof), then the Net Gross Sales Threshold for such Measuring Period shall be reduced in the same proportion as the fixed rent.

                                   ARTICLE 40

                                 SHOP COVENANTS

      40.1 (a) Tenant, recognizing that the Building has been developed and is maintained as a first class type of business occupancy and as an additional inducement to Landlord to enter into this Lease, covenants and agrees that at all times (i) the business to be conducted at, through and from the Demised Premises and the services offered in the conduct thereof will be reputable in every respect and consistent with the dignity and character of the Building,
(ii) the sales methods employed in said business and other business conduct, will be dignified and in conformity with the highest standards of first-class stores dealing in similar merchandise or conducting a similar business in other first-class office buildings in the vicinity of the Building, (iii) the appearance of the Demised Premises (including the lighting, ceiling and other appurtenances thereto), the appearance and deportment of all personnel employed therein shall be that which is customary in first-class stores and otherwise befitting a first-class building, and (iv) the appearance, number, location, nature and subject matter of any kinds or forms of signs displayed in or about the Demised Premises, will in each instance be only such as is consistent with the ambiance and first-class nature of the Building and meets with Landlord's approval (which approval shall not be unreasonably withheld, delayed or conditioned) and, if at any time disapproved by Landlord, Tenant shall remove the basis for such disapproval in such manner and within such time as may be specified by Landlord in a written notice by it to Tenant for such purpose.

            (b) Landlord has established a "Control Zone", consisting of the portion of the Building within three feet of all storefronts, both interior and exterior. Within the Control Zone, Landlord may, in its reasonable discretion, determine that Tenant's signage, and/or the merchandising, display and/or presentation of tenant's goods and/or services is unsatisfactory taking into account (i) the ambiance, character and/or first-class nature of the Building; and (ii) the merchandising, display or presentation of similar retail establishments dealing in the same or similar merchandise or conducting a similar business in the Building or in other similarly situated buildings located in Midtown Manhattan. If Landlord shall reasonably determine that Tenant's signage, and/or the merchandising, display and/or presentation of Tenant's goods and/or services is unsatisfactory as aforesaid, then Landlord shall provide written notice thereof to Tenant, whereupon Tenant shall immediately take such corrective action as Landlord shall reasonably direct. If Tenant shall fail to immediately take such corrective action, then, in addition to all other rights available to landlord under this lease or at law or in equity for Tenant's failure to comply with Landlord's requirements, Landlord shall have the right to enjoin any usage of the Control Zone of which Landlord does not approve as aforesaid and to block the relevant portion of the storefront of the Demised Premises from view.

      40.2 Tenant further covenants and agrees that it will:

            (a) at Tenant's expense, clean the interior and exterior of the windows and doors (including, in each case, the frames thereof) in the Demised Premises and in the perimeter walls thereof whenever in the reasonable judgment of Landlord necessary, and Tenant will not require, permit, suffer or allow any such window or door to be cleaned in violation of the Labor Law of the State of New York or of any other law or ordinance or of any rule, order or regulation of any governmental authority having jurisdiction thereover, at Tenant's expense, clean and polish the inside and outside of the store fronts of the Demised Premises whenever in the judgment of Landlord necessary;

            (b) at Tenant's expense, keep the Demised Premises clean, and in a neat, sanitary condition, keep all plumbing in the Demised Premises and sanitary systems and installations serving the Demised Premises in a good state of repair and operating condition to the points they connect with the main vertical risers and stacks of the Building, bag and remove all trash, garbage, rubbish and other debris from the Demised Premises daily between the hours of 6:00 p.m. and 8:00 a.m. through areas designated by Landlord to the Building's designated disposal area under conditions approved by Landlord; and keep the sidewalks in front of and adjacent to the Demised Premises in a good state of repair and clean and free from obstruction and free from snow and ice;

            (c) as soon as practicable and in any event within three (3) days after any glass (including mirrors) in the Demised Premises and the perimeter and demising walls thereof is broken or cracked, including a so-called "bulls eye" break in the glass, at its sole expense, replace such glass with glass of the same kind and quality and as may be necessary or desirable in connection with such replacement, repair or replace the frames for such glass, and in the event Tenant shall fail to so replace such glass and if necessary repair or replace such frames as aforesaid in a manner satisfactory to Landlord, then Landlord may replace the glass, if necessary, and repair or replace such frames on Tenant's behalf and Tenant shall, within five (5) days after Landlord's demand therefore, pay to Landlord as additional rent the costs incurred by Landlord in so doing. Throughout the term of this Lease, Tenant shall keep all glass in the Demised Premises and in the perimeter and demising walls thereof, the frames for such glass, and any lettering and ornamentation on such glass insured against damage (including temporary repairs) for the benefit of Landlord, Landlord's managing agent and any mortgagee or superior lessor whose name is furnished to Tenant by Landlord, either, at Landlord's option, by Tenant paying to Landlord a proportionate share of the premium incurred by Landlord for a blanket comprehensive glass policy for the Building or by Tenant, at Tenant's expense, furnishing Landlord with a separate policy or policies for such glass insurance, in such form and placed with such underwriters as may be approved by Landlord;

            (d) place no fixtures, furnishings, decorations or equipment in the Demised Premises except such as are satisfactory to, and, prior to being installed or placed therein, shall have been approved by Landlord;

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            (e) Tenant shall not place or install any sign on the exterior of the building or affixed to the storefront windows or entrance doors, nor shall Tenant place in any other area visible from the outside of the Building or the outside of the Premises, any signs, without first obtaining in each instance Landlord's prior consent; provided that Tenant may, within the interior selling area of the Demised Premises or within any display case (but not on the exterior of the Building or on any window or entrance door) utilize dignified interior signs, lettering, announcement, price schedule or any other kind of forms of inscription which are neat, professionally printed and in good taste without obtaining Landlord's approval, to the extent only, however, that same do not detract from the dignity and character of the Building and the same are customarily used by Tenant in its other stores operating under the trade name "Build A Bear Workshop" in the New York City metropolitan area. Tenant shall promptly remove any sign if at any time Landlord shall reasonably object thereto. Notwithstanding anything to the contrary herein contained, no sign visible from the outside of the Building or the Demised Premises shall advertise a "sale" except that Tenant shall be permitted to place one such sign in each display case (but not on the glass) advertising a "sale"; provided, however, that in no event may Tenant install any sign in any portion of the Demised Premises (including any display case) which is visible from outside of the Building or the Demised Premises which advertises a "liquidation sale," or a "going out of business sale" or similar sale. If Landlord shall consent to requested proposed signs by Tenant, no charge in the composition, dimensions or content of such signs may thereafter be made without first obtaining Landlord's consent in each instance. Any display case which is visible from outside of the Demised Premises shall be constructed of first-class materials and shall be fully enclosed on all sides so that no other portion of the interior of the Demised Premises shall be visible through such display case. All interior and exterior signs shall be professionally designed and constructed by a first-class independent signage manufacturer. The overall exterior appearance of the Demised Premises (including the display case) shall be consistent with the standard maintained by Tenant in its other stores operating under the same trade name generally in New York City metropolitan area.

            (f) not install, place or permit any awning on the perimeter walls of the Demised Premises unless provided or consented to in writing by Landlord and unless same complies with Landlord's standard sign and store front program for the Building. Each such awning so provided or consented to shall, to the satisfaction of Landlord, be kept clean and in good order and state of repair and appearance by and at the expense of Tenant, including, whenever, necessary in the judgment of Landlord, the replacement of awning coverings with materials approved by Landlord;

            (g) replace any lettering, sign, advertisement, notice, object, or awning located on the windows, doors or on the outside perimeter walls of the Demised Premises, and the store front of the Demised Premises as may be

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necessary to conform with any standard sign program which Landlord may adopt for the Building during the term of this Lease or to conform to any modifications which Landlord may make to any standard sign and store front program currently in effect for the Building;

            (h) from time to time during the term hereof and at its expense refurbish the Demised Premises and refinish,and renew the fixtures, furnishings, decorations and equipment therein as in the reasonable judgment of Landlord may be necessary to preserve the good appearance of the Demised Premises in keeping with the general standard maintained for the Building;

            (i) not use, play or operate or permit to be used, played or operated any sound making or sound reproducing device in the Demised Premises, except in such manner and under such conditions so that no sound shall be heard outside of the Demised Premises, and Tenant covenants and agrees that Tenant, at Tenant's expense, will observe, comply with and adopt such means and precautions as Landlord may from time to time request in such connection;

            (j) not permit Tenant's employees to loiter in the Building's lobby or other public areas of the Building;

            (k) keep all entrance doors and windows in the Demised Premises closed;

            (l) permit no solicitation of customers on the sidewalks or streets or other public thoroughfare within two (2) blocks of the Building;

            (m) install no interior or exterior security gates on the exteriors or in the interiors of the windows or doors of the Demised Premises without Landlord's written consent;

            (n) operate its business in the Demised Premises at least during the hours between 10:00 a.m. and 6:00 p.m. of Business Days; and

            (o) eliminate from the Demised Premises all obnoxious fumes, odors or gases, and all such fumes, odors or gases shall be prevented completely from entering any portion of the Building of which the Demised Premises are a part. No fumes, odors or gases shall be exhausted to the Building corridors, street or sidewalk in front of or adjacent to the Demised Premises;


            (p) keep the windows of the Demised Premises illuminated at all times between the hours of 6:00 p.m. and 6:00 a.m. seven (7) days a week, throughout the year.

            (q) all ceiling heights, draperies and other installations affecting the appearance of the Building, or which are visible from the exterior shall be subject to the prior approval of Landlord.

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            (r)   No food or beverages shall be kept, prepared or dispensed in the Demised Premises in any manner or under any conditions, nor shall anything else be done therein in any manner or under any conditions (including, without limitation, the disposal of garbage and trash) which shall be the occasion for odors being emitted from or detectable outside of the Demised Premises and Landlord may require installation and use of a refrigerated room for storage of such garbage.

            (s) Tenant shall not place any signs, displays, stands, equipment, merchandise, food or beverages of any kind whatsoever on the sidewalk in front of the Building or utilize such sidewalk for any purpose whatsoever, except for ingress or egress to and from the Demised Premises.

            (t) Tenant shall not maintain an open front store or open window, or opening in the windows of any kind or variety, through which merchandise or food sales or other business may be transacted with persons on the street in front of the Demised Premises, and no sale of goods, merchandise, food or beverage shall be made by Tenant, its agents, servants, or contractors outside of the Demised Premises or any part of the public thoroughfare, or on the sidewalk in front thereof.

            (u) Tenant shall cause the Demised Premises to be free at all times of all vermin and insects. Tenant shall take all reasonable precautions that Landlord reasonably deems necessary to prevent any such vermin or insects from existing in the Demised Premises or permeating into other parts of the Building. Notwithstanding the foregoing, Landlord may designate an exterminator or exterminating company to provide services to the retail portion of the Building, and Tenant shall pay Tenant's pro rata share (based upon the ratio that the rentable area of the Demised Premises bears to the rentable area of all retail space leased to tenants in the Building) of the cost and expense of employing such exterminator or exterminating company.

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            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

WITNESS:                                LANDLORD:
                                        5TH MIDTOWN LLC

/s/ Faith Ryan                          By: /s/ Axel Stawski
----------------------------                -----------------------------------

WITNESS:                                TENANT:
                                        BUILD-A-BEAR WORKSHOP, INC.

/s/ Mark H. Zorensky                    By: /s/ Barry Erdos
----------------------------                -----------------------------------
    Mark H. Zorensky                        Name: Barry Erdos
                                            Title: President & COO

                                            Federal Employer
                                            I.D.No. 431883836

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